Exhibit 10.2

AGREEMENT

DATED 30 November 2006

€17,000,000,000

CREDIT FACILITY

FOR

MITTAL STEEL COMPANY N.V.

ARRANGED BY

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

BANCO SANTANDER CENTRAL HISPANO S.A., PARIS BRANCH

BNP PARIBAS

CALYON

CITIGROUP GLOBAL MARKETS LIMITED

COMMERZBANK AKTIENGESELLSCHAFT

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

CREDIT MUTUEL – CIC ACTING THROUGH CREDIT INDUSTRIEL ET COMMERCIAL

DEUTSCHE BANK AG, LONDON BRANCH

FORTIS BANK (NEDERLAND) N.V.

HSBC BANK PLC

ING BANK N.V.

J.P. MORGAN PLC

NATIXIS

THE ROYAL BANK OF SCOTLAND PLC

SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING

AND

UCI UNICREDIT GROUP, ACTING THROUGH BANK AUSTRIA CREDITANSTALT AG

AND HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME

WITH

THE ROYAL BANK OF SCOTLAND PLC

as Facility Agent

i

ii

THIS AGREEMENT is dated 30 November 2006

BETWEEN:

(1)	MITTAL STEEL COMPANY N.V., a company incorporated in The Netherlands with registered number 24275428 (the Company);

(2)	BANCO BILBAO VIZCAYA ARGENTARIA, S.A., BANCO SANTANDER CENTRAL HISPANO S.A., PARIS BRANCH, BNP PARIBAS, CALYON, CITIGROUP GLOBAL MARKETS LIMITED, COMMERZBANK AKTIENGESELLSCHAFT, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., CREDIT MUTUEL – CIC ACTING THROUGH CREDIT INDUSTRIEL ET COMMERCIAL, DEUTSCHE BANK AG, LONDON BRANCH, FORTIS BANK (NEDERLAND) N.V., HSBC BANK PLC, ING BANK N.V., J.P. MORGAN PLC, NATIXIS, THE ROYAL BANK OF SCOTLAND PLC, SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING AND UCI UNICREDIT GROUP, ACTING THROUGH BANK AUSTRIA CREDITANSTALT AG AND HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME as mandated lead arrangers (in this capacity the Arrangers);

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 as original lenders (the Original Lenders); and

(4)	THE ROYAL BANK OF SCOTLAND PLC as facility agent (in this capacity the Facility Agent).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Accession Agreement means a letter, substantially in the form of Schedule 8 (Form of Accession Agreement), with such amendments as the Facility Agent and the Company may agree.

Additional Borrower means a member of the Group which becomes a Borrower after the date of this Agreement in accordance with Clause 29.8 (Additional Borrowers).

Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement in accordance with Clause 29.11 (Additional Guarantors).

Administrative Party means an Arranger or the Facility Agent.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Affiliated Lender Accession Certificate means a certificate substantially in the form set out in Schedule 10 (Form of Affiliated Lender Accession Certificate), or such other form (if any) as may be approved by the Facility Agent.

Affiliated Lender Participation has the meaning given to it in Clause 29.7(b) (Affiliates of Lenders).

Arcelor means Arcelor, a société anonyme incorporated under Luxembourg law which has its registered office at 19, avenue de la Liberté, L-2930, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under the number B82.454.

Arcelor Finance means Arcelor Finance, a société en commandite par actions incorporated under Luxembourg law which has its registered office at 19, avenue de la Liberté, L-2930, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under the number B13.224.

Arcelor Finance Representations means each of the following representations and warranties, which shall only be made in the circumstances set out in Clauses 29.8(f) (Additional Borrowers) and 29.9(c)(v) (Substitute Borrower):

(a)	the Company is acting as an actionnaire commandité of Arcelor Finance; and

(b)	Arcelor Finance is a société en commandite par actions.

Availability Period means the period from and including the date of this Agreement to and including:

(a)	in the case of the Term Loan Facility, the date falling one month after the date of this Agreement; or

(b)	in the case of the Revolving Credit Facility, the date falling one month before its Final Maturity Date.

Borrower means the Company (to the extent that Loans have been made to it which remain outstanding) or an Additional Borrower.

Break Costs means the amount (if any) which a Lender is entitled to receive under Clause 26.3 (Break Costs) as compensation if any part of a Loan or overdue amount is repaid or prepaid.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, Amsterdam, Paris, Luxembourg and:

(a)	if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

(b)	if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

Commitment means the Revolving Credit Commitment and the Term Loan Commitment of a Lender.

Compliance Certificate means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculation of the financial covenant, or otherwise in a form and substance satisfactory to the Facility Agent.

Default means:

(a)	an Event of Default; or

(b)	an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

dollars, US$ and $ denotes the lawful currency of the United States of America.

Dutch Banking Act means the Dutch Act on the Supervision of the Credit System 1992 (Wet toezicht Kredietwezen 1992), as the same may be amended, restated, supplemented or otherwise modified from time to time (including, but not limited to, by the entry into force of the Dutch Act on Financial Supervision (Wet financieel toezicht)).

Dutch Civil Code means the Burgerlijk Wetboek.

Dutch Exemption Regulation means the Exemption Regulation of the Minister of Finance (Vrijstellingsregeling WtK 1992), as the same may be amended, restated, supplemented or otherwise modified from time to time (including, but not limited to, by the entry into force of the Dutch Act on Financial Supervision (Wet financieel toezicht)).

Environmental Law means any applicable law in any jurisdiction in which any Obligor or any Material Subsidiary conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

Environmental Permit means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor or any Material Subsidiary conducted on or from the properties owned or used by the relevant Obligor or Material Subsidiary.

EURIBOR means for a Term of any Loan or overdue amount in euro:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

EUR, euro and € means the single currency of the Participating Member States.

Event of Default means an event specified as such in Clause 22 (Default).

Existing Facilities means:

(a)	the Borrower’s EUR2,800,000,000 Bridge Facility Agreement dated 23 May 2006 as finally amended and restated on 25 August 2006;

(b)	the Borrower’s EUR5,000,000,000 Facility Agreement dated 30 January 2006 as finally amended and restated on 7 June 2006;

(c)	the Borrower’s EUR3,000,000,000 Facility Agreement dated 30 January 2006 as finally amended and restated on 7 June 2006;

(d)	the Arcelor Finance EUR3,000,000,000 Facility Agreement dated 9 February 2005; and

(e)	the Arcelor Finance EUR4,000,000,000 Term Facility Agreement dated 30 March 2006 as amended on 25 April 2006.

Facility means the Revolving Credit Facility or the Term Loan Facility.

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)	on or before the date it becomes a Lender; or

(b)	by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

Final Maturity Date means:

(a)	in the case of the Term Loan Facility, the fifth anniversary of the date of this Agreement; and

(b)	in the case of the Revolving Credit Facility, the First Maturity Date, except as set out in Clause 11 (Extension of Revolving Credit Facility).

Finance Document means:

(a)	this Agreement;

(b)	a Fee Letter;

(c)	an Accession Agreement;

(d)	a Resignation Request;

(e)	the Mandate Letter; or

(f)	any other agreement in writing designated as such by the Facility Agent and the Company.

Finance Party means a Lender or an Administrative Party.

Financial Indebtedness means, without double counting, any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit (including any dematerialised equivalent) other than any acceptance credit that would not constitute borrowed monies under IFRS;

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share to the extent any such share is capable of being redeemed (in whole or part) on or before the Final Maturity Date in respect of the Revolving Credit Facility;

(e)	the amount of any liability, being the capitalised portion of any loan, lease or hire purchase contract, which would be treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Company;

(f)	receivables sold or discounted (otherwise than on a non-recourse basis);

(g)	(other than trade credit from a supplier on customary terms in the ordinary course of trade) the acquisition cost of any asset to the extent payable more than six months after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(h)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and the then mark to market value of the derivative transaction will be used to calculate its amount, except for the purposes of Clause 22.5 (Cross-acceleration), where the settlement amount for the relevant derivative transaction will be used to calculate its amount);

(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing (excluding any indebtedness expressly excluded under another paragraph of this definition);

(j)	(other than in respect of letters of credit on customary terms issued in the ordinary course of trade) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar legally binding assurance against financial loss of any person in respect of any item referred to in the above paragraphs,

but excluding (except for the purposes of Clause 22.5 (Cross acceleration)):

(i)	any convertible or exchangeable debt which must or, at the option of the issuer, may be converted or exchanged without condition (other than the availability of sufficient authorised share capital of the issuer), prior to or upon the date any amount of principal would otherwise fall due in respect of that debt, into equity share capital or preference shares of the issuer of such debt, which in each case are not redeemable (in whole or part) on or before the Final Maturity Date in respect of the Revolving Credit Facility;

(ii)	obligations of any member of the Group arising under any form of exchangeable, convertible, option or other similar instrument issued by that member of the Group in connection with a transaction, the commercial effect of which is to effect the disposal by that member of the Group of shares or partnership or other ownership interests in any other person or entity (whether or not having a separate legal identity), provided that any such instrument may not (other than at the option of the issuer), on or prior to the Final Maturity Date in respect of the Revolving Credit Facility, give rise to an obligation to pay cash or deliver any other assets (other than the assets into which such instrument is convertible or exchangeable or deliverable on exercise of the option contained in that instrument) to the holders of such obligations (whether by acceleration on maturity or otherwise); and

(iii)	derivatives primarily entered into in the ordinary course of business to manage currency, credit or interest rate risks.

First Maturity Date means the fifth anniversary of the date of this Agreement.

Fitch means Fitch Ratings Limited.

Group means the Company and its Subsidiaries.

Group Prepayment Event means any of the circumstances described within Clauses 8.3 (Mandatory prepayment – change of control) to 8.5 (Mandatory prepayment – amalgamation, demerger or merger) inclusive.

Guaranteed Borrower means each Additional Borrower specified as being a Guaranteed Borrower in its Accession Agreement.

Guarantor means the Company or an Additional Guarantor.

Holding Company of any other person, means a company in respect of which that other person is a Subsidiary.

IBOR means LIBOR or EURIBOR.

IFRS means the International Financial Reporting Standards adopted by the International Accounting Standards Board.

Increased Cost means:

(a)	an additional or increased cost;

(b)	a reduction in the rate of return from a Facility or on its overall capital; or

(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Lender means:

(a)	an Original Lender; or

(b)	any person which becomes a Lender after the date of this Agreement,

(including, in each case, an Affiliated Lender to the extent of its participation in, or of its rights or obligations in respect of a proportion of, an Affiliated Lender Participation pursuant to Clause 29.7 (Affiliates of Lenders)) which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

LIBOR means for a Term of any Loan or overdue amount:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

Long Term Credit Rating means, at any time in respect of a Rating Agency:

(a)	the long term credit rating published at that time by that Rating Agency in respect of the Company’s unsubordinated unsecured debt; or

(b)	if such a rating has not at that time been given by that Rating Agency, the long term corporate credit rating given to the Company at that time by that Rating Agency.

Luxembourg Obligor means an Obligor incorporated in Luxembourg.

Majority Lenders means, at any time, Lenders:

(a)	whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)	if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

(c)

if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

Mandate Letter means the mandate letter relating to the Facility dated 9 November 2006.

Mandatory Cost means the percentage rate per annum calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory Cost).

Margin means the rate per annum calculated in accordance with Clause 9.3 (Margin adjustments).

Margin Regulations means Regulations U and X issued by the Board of Governors of the United States Federal Reserve System.

Margin Stock has the meaning given to it in the Margin Regulations.

Material Adverse Effect means a material adverse effect on the ability of the Obligors taken as a whole to perform their payment obligations under any Finance Document.

Material Subsidiary means, at any time, a Subsidiary of the Company whose gross assets or pre-tax profits (excluding intra-Group items) then equals or exceeds 5 per cent. of the gross assets or pre-tax profits of the Group.

For this purpose:

(a)	the gross assets or pre-tax profits of a Subsidiary of the Company will be determined from its financial statements (unconsolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;

(b)	if a company becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the gross assets or pre-tax profits of that Subsidiary will be determined from its latest financial statements;

(c)	the gross assets or pre-tax profits of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the gross assets or pre-tax profits of any company or business subsequently acquired or disposed of; and

(d)	if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Company, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive.

Maturity Date means the last day of the Term of a Revolving Credit Loan.

Moody’s means Moody’s Investors Service Limited or any successor to its rating business.

Obligor means the Company, an Additional Borrower or an Additional Guarantor.

Original Financial Statements means, in relation to the Company, its audited consolidated financial statements for the year ended 31 December 2005.

Parent Guarantee means:

(a)	the guarantee by the Company set out in Clause 17 (Guarantee and indemnity) of this Agreement; or

(b)	only in respect of Arcelor Finance as an Additional Borrower, a guarantee, with a scope and effectiveness equivalent in all material respects to the scope and effectiveness of the guarantee set out in Clause 17 of this Agreement, by the Company of the payment obligations of Arcelor Finance as an Additional Borrower by sole virtue of the Additional Borrower being a société en commandite par actions and the Company being an actionnaire commandité of Arcelor Finance, and for these purposes under the law as it stands on the date of this Agreement, the Company being an actionnaire commandité of Arcelor Finance would be a guarantee with a scope and effectiveness equivalent in all material respects to the scope and effectiveness of the guarantee set out in Clause 17 of this Agreement.

Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

Party means a party to this Agreement.

Prepayment Event means any Group Prepayment Event or Subsidiary Prepayment Event.

Principal Lender has the meaning given to it in Clause 29.7(a) (Affiliates of Lenders).

Professional Market Party means a professional market party (professionele marktpartij) under the Dutch Exemption Regulation.

Project Finance Indebtedness means any indebtedness incurred by a debtor to finance the ownership, acquisition, construction, development and/or operation of an asset or connected group of assets in respect of which the person or persons to whom such indebtedness is, or may be, owed have no recourse for the repayment of or payment of any sum relating to such indebtedness other than:

(a)	recourse to such debtor or its Subsidiaries for amounts limited to the cash flow from such asset; and/or

(b)	recourse to such debtor generally, or to a member of the Group, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the person against whom such recourse is available; and/or

(c)	if:

(i)	such debtor has been established specifically for the purpose of constructing, developing, owning and/or operating the relevant asset or connected group of assets; and

(ii)	such debtor owns no assets and carries on no business which is not related to the relevant asset or connected group of assets,

recourse to all of the material assets and undertaking of such debtor and the shares in the capital of such debtor and shareholder loans made to such debtor.

Pro Rata Share means:

(a)	for the purpose of determining a Lender’s share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

(b)	for any other purpose on a particular date:

(i)	the proportion which a Lender’s share of the Loans (if any) bears to all the Loans;

(ii)	if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

(iii)	if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

(iv)	when the term is used in relation to a Facility, the above proportions but applied only to the Loans and Commitments for that Facility.

For the purpose of subparagraph (iv) above, the Facility Agent will determine, in the case of a dispute, whether the term in any case relates to a particular Facility.

Qualifying Sub-Participation means a Sub-Participation which is entered into on terms that will not result in any party to such Sub-Participation being treated as a non-Swiss Qualifying Lender.

Rate Fixing Day means:

(a)	the first day of a Term for a Loan denominated in Sterling;

(b)	the second Business Day before the first day of a Term for a Loan denominated in any other currency (other than euro); or

(c)	the second TARGET Day before the first day of a Term for a Loan denominated in euro,

or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

Rating Agency means Moody’s, S&P and Fitch or any other rating agency approved by the Company and the Majority Lenders, provided that such rating agency is party to a rating agency agreement with the Company which is in full force and effect and has not been the subject of a termination notice by the Company.

Reference Banks means BNP Paribas, Deutsche Bank AG, HSBC Bank plc and The Royal Bank of Scotland plc and any other bank or financial institution appointed as such by the Facility Agent under this Agreement with the consent of the Company (such consent not to be unreasonably withheld).

Repeating Representations means the representations set out in Clauses 18.2 (Status) to 18.5 (Non-conflict), 18.7 (Authorisations), 18.14 (Jurisdiction/governing law) and 18.15 (Dutch Banking Act).

Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

Resignation Request means a letter in the form of Schedule 9 (Form of Resignation Request), with such amendments as the Facility Agent and the Company may agree.

Revolving Credit Commitment means:

(a)	for an Original Lender, the amount set opposite its name in Schedule 1 (Original Lenders) under the heading Revolving Credit Commitments and the amount of any other Revolving Credit Commitment it acquires; and

(b)	for any other Lender, the amount of any Revolving Credit Commitment it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Revolving Credit Facility means the revolving credit facility made available under this Agreement.

Revolving Credit Loan means a Loan under the Revolving Credit Facility and identified as such in its Request.

Rollover Loan means one or more Revolving Credit Loans:

(a)	to be made on the same day that a maturing Revolving Credit Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Revolving Credit Loan;

(c)	in the same currency as the maturing Revolving Credit Loan; and

(d)	to be made to the same Borrower for the purpose of refinancing the maturing Revolving Credit Loan.

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its rating business.

Screen Rate means:

(a)	for LIBOR, the British Bankers Association Interest Settlement Rate (if any); and

(b)	for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union,

for the relevant currency and Term displayed on the appropriate page of the Telerate screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

sterling and £ means the lawful currency of the U.K.

Sub-Participation means any sub-participation of or sub-contract or other similar arrangement howsoever described entered into in relation to the rights and/or the obligations of a Lender under this Agreement but excluding derivatives transactions with another person under which the respective Lender’s risk exposure under a Loan is transferred to that person such as through a credit default swap, total return swap or similar arrangement provided that such person does not have direct claims of any kind or nature under such derivatives transaction against the relevant Borrower (other than following an Event of Default).

Subsidiary means:

(a)	an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership (and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise); and

(b)	in relation to the Company, an entity which fulfils the definition in paragraph (a) above and which is included in the consolidated financial statements of the Company on a fully integrated basis.

Subsidiary Prepayment Event means any of the circumstances described within Clauses 8.2 (Mandatory prepayment – illegality of a Borrower), 8.6 (Mandatory prepayment – cessation of Parent Guarantee) and 8.7 (Mandatory prepayment – ownership of the Additional Borrowers).

Substitute Borrower means any Additional Borrower to which all or any part of the rights and obligations of the Company as a Borrower under this Agreement are transferred by novation pursuant to Clause 29.9 (Substitute Borrower).

Swiss Borrower means any Borrower incorporated or for tax purposes resident in Switzerland.

Swiss Qualifying Lender means a financial institution which:

(a)	qualifies as a bank pursuant to the banking laws in force in its country of incorporation;

(b)	carries on a true banking activity in such jurisdiction as its main purpose; and

(c)	has personnel, premises, communication devices and decision-making authority of its own,

all as set out in explanatory notes of the Swiss Federal Tax Administration No. S-02-123(9.86) and S-02.128(1.2000) or legislation or explanatory notes addressing the same issues which are in force from time to time.

Swiss Withholding Tax means the tax levied pursuant to the Swiss Federal Act on Swiss Withholding Tax (Bundesgesetz über die Verrechnungssteuer of 13 October 1965, SR 642.21) (as amended from time to time).

TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means an increased payment made by an Obligor to a Finance Party or to a tax authority in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Ten Non-Bank Regulations means, at any time, the regulations pursuant to the explanatory notes of the Swiss Federal Tax Administration No. S-02.128 (1.2000) and S-02.122.1 (4.1999) or legislation or explanatory notes addressing the same issues which are in force at such time.

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

Term Loan means a Loan under the Term Loan Facility and identified as such in its Request.

Term Loan Commitment means:

(a)	for an Original Lender, the amount set opposite its name in Schedule 1 (Original Lenders) under the heading Term Loan Commitments and the amount of any other Term Loan Commitment it acquires; and

(b)	for any other Lender, the amount of any other Term Loan Commitment it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Term Loan Facility means the term loan facility made available under this Agreement.

Total Commitments means the aggregate of the Commitments of all the Lenders.

Total Revolving Credit Commitments means the aggregate of the Revolving Credit Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Lenders) at the date of this Agreement.

Total Term Loan Commitments means the aggregate of the Term Loan Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Lenders) at the date of this Agreement.

Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate) with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

Twenty Non-Bank Regulations means the regulations pursuant to the explanatory note S-02.122.1(4.99) of the Swiss Federal Tax Administration (or legislation or explanatory notes addressing the same issues which are in force from time to time) pursuant to which the aggregate number of persons and legal entities, which are not Swiss Qualifying Lenders and to which a Swiss Borrower directly or indirectly, including but not limited to through a Sub-Participation which is not a Qualifying Sub-Participation or other sub-participations under any other agreement, owes interest-bearing borrowed money under all interest-bearing instruments including but not limited to this Agreement, taken together (other than bond issues which are subject to Swiss Withholding Tax), shall not exceed twenty at any time in order to not trigger Swiss Withholding Tax.

U.K. means the United Kingdom.

Utilisation Date means each date on which the Facility is utilised.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)	know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(vii)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(viii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)	a currency is a reference to the lawful currency for the time being of the relevant country;

(x)	a Default being outstanding means that it has not been remedied or waived;

(xi)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xii)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xiii)	the Company includes any entity which results from an amalgamation or merger involving Mittal Steel Company N.V. and any other person;

(xiv)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xv)	a Finance Document or another document is a reference to that Finance Document or other document as amended or novated;

(xvi)	a time of day is a reference to Paris time;

(xvii)	Société Générale Corporate & Investment Banking means the Corporate and Investment Banking division of Société Générale.

(b)	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)	notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c)	Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of any Finance Document.

(d)	Unless the contrary intention appears:

(i)	a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)	any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(e)	The headings in this Agreement do not affect its interpretation.

1.3	Dutch terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)	a necessary action to authorise where applicable, includes without limitation any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden);

(b)	a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(c	)	(i)	a winding-up, administration or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

		(ii)	a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

		(iii)	any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 16d of the Social Insurance Co-ordination Act of the Netherlands (Coördinatiewet Sociale Verzekeringen);

		(iv)	a trustee in bankruptcy includes a curator;

		(v)	an administrator includes a bewindvoerder; and

		(vi)	an attachment includes a beslag.

1.4	Luxembourg terms

In this Agreement a reference to:

(a)	a composition, assignment or similar arrangement with any creditor includes a juge délégué appointed under the Luxembourg Act dated 14th April, 1886;

(b)	a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:

(i)	juge-commissaire and/or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii)	liquidateur appointed under Articles 141 to 151 of the Luxembourg Act dated 10th August, 1915;

(iii)	juge-commissaire and/or liquidateur appointed under Article 203 of the Luxembourg Act dated 10th August, 1915 on commercial companies; and

(iv)	commissaire appointed under the Grand-Ducal Decree dated 24th May, 1935 or under Articles 593 to 614 of the Luxembourg Commercial Code;

(c)	where it relates to a Luxembourg entity, a necessary action to authorise where applicable, includes without limitation any action required to comply with Luxembourg law of 6 May 1974 on works councils in the private sector undertakings and on the representation of workers in limited liability companies, as modified (loi instituant des comités mixtes dans les entreprises du secteur privé et organisant la représentation des salariés dans les sociétés anonymes);

(d)	where it relates to a Luxembourg entity, a security interest includes any mortgage (hypothèque), pledge (nantissement), pledge of business (gage sur fonds de commerce), retention of title arrangement (transfert de propriété à titre de garantie), fiduciary security (fiducie sûreté), statutory lien (privilège), right of retention (droit de rétention), and, in general, any right in rem (droit réel), created for the purpose of granting security;

(e)	where it relates to a Luxembourg entity:

(i)	a winding-up, administration or dissolution (and any of those terms) includes a Luxembourg entity being declared bankrupt (déclaration de faillite), dissolved (dissolution) or subject to controlled management proceedings (gestion contrôlée); and

(ii)	a moratorium includes a suspension of payment (sursis de paiement) or a composition with creditors (concordat préventif de la faillite).

1.5	French Terms

In this Agreement, a reference to:

(a)	a security interest includes any type of security (sûreté réelle) and transfer by way of security such as an hypothèque, nantissement, gage, droit de rétention, privilège, délégation or cession Dailly;

(b)	a liquidation, winding-up, administration, dissolution or reorganisation includes any procédure collective, procédure de sauvegarde, procédure de redressement (including by way of a plan de cession or plan de continuation), procédure d’alerte or liquidation judiciaire;

(c)	a moratorium or a composition, assignment, relief or similar arrangement with creditors includes a procédure de réglement amiable or a procédure de conciliation; and

(d)	a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, interim receiver, administrative receiver, administrator or similar officer includes a mandataire ad hoc, conciliateur, administrateur judiciaire or liquidateur.

1.6	Belgian terms

In this Agreement a reference to:

(a)	a Security Interest includes any mortgage (hypotheek/hypothèque), pledge (pand/nantissement), lien (voorrecht/privilège), retention of title arrangement (eigendomsvoorbehoud/réserve de propriété), right of retention (recht van retentie/droit de retention), right to reclaim goods (terugvordering/droit de revendication), any transfer of title or right in rem by way of security (overdracht ten title van zekerheid/transfert à titre de garantie) and, more generally, any security interest in rem (zakelijke zekerheid/sûreté réelle) as well as any promise or mandate to create any of the security interests mentioned above;

(b	)	(i)	a winding-up, administration or dissolution (and any of those terms) includes any vereffening/liquidation, ontbinding/dissolution, faillissement/faillite and sluiting van een onderneming/fermeture d’entreprise;

		(ii)	a moratorium or a composition includes gerechtelijk akkoord/concordat judiciaire and granted a moratorium includes toekent een voorlopige opschorting/accordé un sursis provisoire;

		(iii)	a liquidator, a trustee in bankruptcy, a judicial custodian, a compulsory manager, a receiver, an interim receiver, an administrative receiver, an administrator or a similar officer includes any curator/curateur, vereffenaar/liquidateur, voorlopig bewindvoerder/administrateur judiciaire, commissaris inzake opschorting/commissaire au sursis and sekwester/sequester;

		(iv)	an attachment includes any uitvoerend beslag/saisie exécutoire and bewarend beslag/saisie conservatoire;

(c)	a person being unable to pay its debts is that person being in a state of cessation of payments (staking van betaling/cessation de paiements).

1.7	Affiliate Facility Offices

(a)	A Lender may designate an Affiliate of that Lender as its Facility Office for the purpose of participating in or making Loans to Borrowers in particular countries.

(b)	An Affiliate of a Lender may be designated for the purposes of paragraph (a) above:

(i)	by appearing under the name of the Lender in Schedule 1 and executing this Agreement; or

(ii)	by being referred to in and executing a Transfer Certificate by which the Lender becomes a Party.

(c)	An Affiliate of a Lender referred to in this Clause 1.7 shall not have any Commitment, but shall be entitled to all rights and benefits under the Finance Documents relating to its participation in Loans, and shall have the corresponding duties of a Lender in relation thereto, and is a Party to this Agreement and each other relevant Finance Document for those purposes.

(d)	A Lender which has an Affiliate appearing under its name in Schedule 1 or, as the case may be, in a Transfer Certificate, will procure, subject to the terms of this Agreement, that the Affiliate participates in Loans to the relevant Borrower(s) in place of that Lender.

1.8	Several liability

Notwithstanding anything in this Agreement, the obligations of each Additional Borrower (solely in its capacity as a Borrower) under the Finance Documents are several and an Additional Borrower shall not be liable for any Loan borrowed by any other Borrower. For the avoidance of doubt, this does not affect the obligations under Clause 17 (Guarantee and Indemnity) of any Additional Borrower that is also a Guarantor.

2.	FACILITY

2.1	Facilities

Subject to the terms of this Agreement, the Lenders make available:

(a)	to the Borrowers, a term loan facility in an aggregate amount equal to the Total Term Loan Commitments; and

(b)	to the Borrowers, a revolving credit facility in an aggregate amount equal to the Total Revolving Credit Commitments.

2.2	Nature of a Finance Party’s rights and obligations

Unless all the Finance Parties agree otherwise:

(a)	the obligations of a Finance Party under the Finance Documents are several;

(b)	failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

(c)	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)	the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)	a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

(f)	a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

2.3	Professional Market Party

Each Original Lender explicitly declares and represents that it is a Professional Market Party and that it is aware that:

(a)	it therefore does not benefit from the (creditor) protection under the Dutch Banking Act for non-Professional Market Parties; and

(b)	it has made its own credit appraisal of the Company.

This declaration and representation is made by each Original Lender on the date of this Agreement.

2.4	Qualification as Swiss Qualifying Lenders

Each Original Lender represents and warrants that it is a Swiss Qualifying Lender at the time it enters into this Agreement.

Any Lender which ceases to be a Swiss Qualifying Lender shall, upon becoming aware of this, promptly notify the Company that it has ceased to be a Swiss Qualifying Lender. If such event results in a breach of the Ten Non-Bank Regulations, the Company shall have the right to request that the respective Lender assigns or transfers by novation at par value all of its rights and obligations under this Agreement to a New Lender selected by the Company and approved by the Facility Agent (such approval not to be unreasonably withheld) qualifying, in each case, as a Swiss Qualifying Lender or an existing Lender qualifying as a Swiss Qualifying Lender, all in accordance with Clause 29 (Changes to the Parties).

3.	PURPOSE

3.1	Loans

Subject to the terms of this Agreement, including Clause 21.3 (Repayment and Cancellation of Existing Facilities), each Loan may only be used:

(a)	for the general corporate purposes of the Group; or

(b)	for refinancing the Existing Facilities and other indebtedness of the Group.

3.2	No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent documents

A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions precedent documents) in form and substance reasonably satisfactory to the Facility Agent. The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

(a)	the Repeating Representations are correct in all material respects; and

(b)	no Default, Group Prepayment Event or, in relation to the proposed Borrower of that Loan, Subsidiary Prepayment Event which requires prepayment of the entire Facility, is outstanding or would result from the Loan, provided that paragraphs (a) and (b) shall not apply to a Rollover Loan unless the Facility Agent, acting on the instructions of the Majority Lenders, has given a notice to the Company pursuant to Clause 22.11(a)(ii) (Acceleration).

4.3	Maximum number

Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than 30 Loans outstanding.

5.	UTILISATION

5.1	Giving of Requests

(a)	A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b)	Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is:

(i)	in the case of the first Request under each Facility only, 12.00 noon; or

(ii)	in all other cases, 4.00 p.m.,

one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)	Each Request is irrevocable.

5.2	Completion of Requests

A Request for a Loan will not be regarded as having been duly completed unless:

(a)	it identifies the Borrower;

(b)	it identifies the Facility the Loan applies to;

(c)	the Utilisation Date is a Business Day falling within the Availability Period; and

(d)	the amount of the Loan requested is:

(i)	in the case of a Term Loan, a minimum of €50,000,000 or its equivalent in any Optional Currency and, if required by the Facility Agent, an integral multiple of €5,000,000 or its equivalent in any Optional Currency;

(ii)	in the case of a Revolving Credit Loan, a minimum of €10,000,000 or its equivalent in any Optional Currency and, if required by the Facility Agent, an integral multiple of €5,000,000 or its equivalent in any Optional Currency;

(iii)	the maximum undrawn amount available under this Agreement for Loans under the relevant Facility on the proposed Utilisation Date; or

(iv)	such other amount as the Facility Agent may agree; and

(e)	the proposed currency and Term complies with this Agreement.

Only one Loan may be requested in a Request.

5.3	Advance of Loan

(a)	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)	The amount of each Lender’s share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)	No Lender is obliged to participate in a Loan if as a result:

(i)	its share in the Loans under a Facility would exceed its Commitment for that Facility; or

(ii)	the Loans would exceed the Total Commitments.

(d)	If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the relevant Borrower through its Facility Office on the Utilisation Date.

6.	OPTIONAL CURRENCIES

6.1	General

In this Clause:

European Central Bank’s Spot Rate of Exchange means the European Central Bank’s spot rate of exchange for the purchase of the relevant currency with euro published at or about 14:15 on a particular day as displayed on Reuters page “ECB37”.

Euro Amount of a Loan or part of a Loan means:

(a)	if the Loan is denominated in euro, its amount; or

(b)	in the case of a Loan denominated in an Optional Currency, its equivalent in euro calculated on the basis of the European Central Bank’s Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

Optional Currency means any currency (other than euro) in which a Loan may be denominated under this Agreement.

6.2	Selection

(a)	A Borrower must select the currency of a Loan in its Request.

(b)	Unless the Facility Agent otherwise agrees, the Loans may not be denominated at any one time in more than 5 currencies.

6.3	Conditions relating to Optional Currencies

(a)	A Loan may be denominated in an Optional Currency if:

(i)	that Optional Currency is readily available in the amount required and freely convertible into euro in the relevant interbank market on the Rate Fixing Day and the first day of the Term of that Loan; and

(ii)	that Optional Currency is sterling, dollars, Swiss francs or Japanese yen or has been previously approved by the Facility Agent (acting on the instructions of all the Lenders).

(b)	If the Facility Agent has received a request from the Company for a currency to be approved as an Optional Currency, the Facility Agent must, within five Business Days, confirm to the Company:

(i)	whether or not the Lenders have given their approval; and

(ii)	if approval has been given, the minimum amount (and, if required, integral multiples) for any Loan in that currency.

6.4	Revocation of currency

(a)	Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

(i)	the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

(ii)	participating in a Loan in the proposed Optional Currency would contravene any law or regulation applicable to it,

the Facility Agent must give notice to the Company to that effect promptly and in any event before 11.00 a.m. on that day.

(b)	In this event:

(i)	that Lender must participate in the Loan in euro; and

(ii)	the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in euro during that Term.

(c)	Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

(d)	A Revolving Credit Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Revolving Credit Loan by reason only of the operation of this Subclause.

6.5	Rebasing of Term Loans in Optional Currencies

(a)	If a Term Loan is to be denominated in an Optional Currency, the Facility Agent shall, one Business Day before the Rate Fixing Day (the Rebasing Day) for each Term (other than the first Term) of that Term Loan, calculate the amount of Optional Currency that, using the European Central Bank’s Spot Rate of Exchange as at the Rebasing Day, would be equal to the Euro Amount of the Term Loan for the Term (the Expiring Term) immediately preceding that Term and (subject to paragraph (b) below):

(i)	if the amount calculated is less than the existing amount of that Term Loan in the Optional Currency, promptly notify the relevant Borrower and that Borrower shall pay, within three Business Days after such notification, an amount equal to the difference; or

(ii)	if the amount calculated is more than the existing amount of that Term Loan in the Optional Currency, promptly notify each Lender and, if no Default is outstanding, each Lender shall, on the last day of the Expiring Term, pay its participation in an amount equal to the difference.

(b)	If the amount calculated by the Facility Agent pursuant to paragraph (a) above is less than 5 per cent. greater or smaller than the existing amount of the relevant Term Loan in the Optional Currency (taking into account any payments made pursuant to paragraph (a) above), no notification shall be made by the Facility Agent and no payment shall be required under paragraph (a) above.

6.6	Optional Currency equivalents

The	equivalent in euro of a Loan or part of a Loan in an Optional Currency for the purposes of calculating:

(a)	whether any limit under this Agreement has been exceeded;

(b)	the amount of a Loan;

(c)	the share of a Lender in a Loan;

(d)	the amount of any repayment or prepayment of a Loan; or

(e)	the undrawn amount of a Lender’s Commitment,

is its Euro Amount.

6.7	Notification

The Facility Agent must notify the Lenders and the Company of the relevant Euro Amount (and the applicable European Central Bank’s Spot Rate of Exchange) promptly after they are ascertained.

7.	REPAYMENT

(a)	The Borrowers must repay the Term Loans made to them according to the table below (to the extent such amounts remain outstanding):

Dates after the date of this Agreement	Aggregate repayment (in € or its equivalent in other currencies)
1 Year	€2,400,000,000
1 Year + 6 months	€1,200,000,000
2 Years	€1,200,000,000
2 Years + 6 months	€1,200,000,000
3 Years	€1,200,000,000
3 Years + 6 months	€1,200,000,000
4 Years	€1,200,000,000
4 Years + 6 months	€1,200,000,000
5 Years	€1,200,000,000
Total	€12,000,000,000

(b)	Any prepayment of the Term Loans pursuant to Clauses 8.1 (Mandatory prepayment – illegality of a Lender) to 8.7 (Mandatory prepayment – ownership of the Additional Borrowers) (inclusive) shall be applied in pro rata reduction of all of the relevant Borrowers’ obligations to repay the amounts set out in the table in paragraph (a) above.

(c)	Each Borrower must repay each Revolving Credit Loan made to it in full on its Maturity Date.

(d)	Subject to the other terms of this Agreement, any amounts repaid under paragraph (c) above may be re-borrowed.

8.	PREPAYMENT AND CANCELLATION

8.1	Mandatory prepayment – illegality of a Lender

(a)	A Lender must promptly notify the Facility Agent if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan. The Facility Agent must notify the Borrowers promptly of receipt of any such notice.

(b)	After notification under paragraph (a) above:

(i)	each Borrower must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

(ii)	the Commitments of that Lender will be immediately cancelled.

(c)	The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)	the last day of the current Term of that Loan; or

(ii)	if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

8.2	Mandatory prepayment – illegality of a Borrower

If it becomes unlawful for a Borrower in its capacity as such to perform any of its obligations as contemplated by this Agreement:

(a)	that Borrower must immediately notify the Facility Agent upon becoming aware of that event; and

(b)	that Borrower must immediately repay all outstanding Loans made to it (including accrued interest and Break Costs but excluding future Margin, which, for the avoidance of doubt, shall be payable until the date of prepayment) and all other amounts owed to the Lenders by it under the Finance Documents shall become immediately due and payable.

8.3	Mandatory prepayment – change of control

(a)	For the purposes of this Clause:

a change of control occurs if:

(i)	Mr. and/or Mrs. L.N. Mittal and/or their family (directly or indirectly through trusts and/or other entities controlled by any of the foregoing) (the Mittal Family) cease to be the beneficial owners of shares in the Company to which more than 35 per cent. of the voting rights attaching to the entire issued share capital of the Company attach; or

(ii)	a person (or a group of persons acting in concert) other than a member of the Mittal Family is the beneficial owner of shares in the Company to which more voting rights attach than the voting rights attached to the shares in the Company that are, at such date, beneficially owned by the Mittal Family; or

(iii)	a person (or a group of persons acting in concert) other than a member of the Mittal Family controls the Company;

control means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise.

(b)	The Company must promptly notify the Facility Agent if it becomes aware of any change of control.

(c)	After a change of control:

(i)	each Borrower must, within three Business Days of the notification in paragraph (b) above, by notice to the Facility Agent make an offer to all the Lenders to prepay all outstanding Loans made to it; and

(ii)	if a Lender wishes to accept such an offer, that Lender may, by notice to the Company and the Facility Agent within 30 days after receipt by it of each Borrower’s offer referred to in sub-paragraph (i) above:

(A)	cancel that Lender’s Commitments; and

(B)	declare that Lender’s participation in all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents and owed to that Lender, to be immediately due and payable.

Any such notice will take effect in accordance with its terms.

8.4	Mandatory prepayment – breach of financial covenant

(a)	The Company must notify the Facility Agent promptly upon becoming aware that it does not comply with the terms of Clause 20 (Financial covenant).

(b)	In the event of such non-compliance, the Majority Lenders may instruct the Facility Agent to, by notice to the Borrowers, cancel the Total Commitments and declare that all of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents (including any Break Costs but excluding future Margin, which, for the avoidance of doubt, shall be payable until the date of prepayment) are immediately due and payable.

8.5	Mandatory prepayment – amalgamation, demerger or merger

(a)	If any Obligor has taken an irrevocable decision to enter into any amalgamation, demerger or merger, that Obligor must notify, as soon as legally able to do so, the Facility Agent of such proposed amalgamation, demerger or merger.

(b)	Upon receipt of such notice from the relevant Obligor, the Facility Agent must within five Business Days notify each of the Lenders of such proposed amalgamation, demerger or merger who must within 20 days indicate whether or not it consents to continue to participate in this Agreement upon such amalgamation, demerger or merger.

(c)	If the Majority Lenders fail to give such consent, the Majority Lenders may, by instructions to the Facility Agent, at such time as the proposed amalgamation, demerger or merger becomes unconditional, cancel the Total Commitments and declare that all the Loans, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents (including any Break Costs but excluding future Margin, which, for the avoidance of doubt, shall be payable until the date of the prepayment) be immediately due and payable, provided that in the case of a merger or amalgamation as a result of which the Obligor is the surviving entity, the Repeating Representations are correct in all material respects by reference to the facts and circumstances then subsisting, and in respect of which at least two of the Rating Agencies provide an indication that such surviving entity is likely to be given at least the same long term debt credit rating from that Rating Agency which the Obligor had immediately preceding such merger or amalgamation, such consent from the Majority Lenders shall not be required.

(d)	The preceding sub-clauses of this Clause 8.5 (Mandatory prepayment – amalgamation, demerger or merger) shall not apply in respect of any amalgamation, demerger or merger by an Obligor:

(i)	with another member of the Group; and

(ii)	where the surviving entity is bound by the obligations of that Obligor under this Agreement and the Repeating Representations are correct in all material respects by reference to the facts and circumstances then subsisting.

8.6	Mandatory prepayment – cessation of Parent Guarantee

If at any time the obligations of an Additional Borrower under this Agreement cease to be guaranteed pursuant to a Parent Guarantee:

(a)	that Additional Borrower must notify the Facility Agent promptly upon becoming aware of that event;

(b)	that Additional Borrower must immediately repay all outstanding Loans made to it (including accrued interest and Break Costs but excluding future Margin, which, for the avoidance of doubt, shall be payable until the date of prepayment) and all other amounts owed to the Lenders by it under the Finance Documents shall become immediately due and payable; and

(c)	that Additional Borrower shall cease to be able to borrow any further Loans.

8.7	Mandatory prepayment – ownership of the Additional Borrowers

If at any time an Additional Borrower is not or ceases to be a Subsidiary of the Company:

(a)	that Additional Borrower must notify the Facility Agent and the Company promptly upon becoming aware of that event;

(b)	that Additional Borrower must immediately repay all outstanding Loans made to it (including accrued interest and Break Costs but excluding future Margin, which, for the avoidance of doubt, shall be payable until the date of prepayment) and all other amounts owed to the Lenders by it under the Finance Documents shall become immediately due and payable; and

(c)	that Additional Borrower shall cease to be able to borrow any further Loans.

8.8	Voluntary prepayment

(a)	A Borrower may, by giving not less than 3 Business Days’ prior notice to the Facility Agent, prepay any Loan at any time in whole or in part.

(b)	A prepayment of part of a Loan must be in a minimum amount of €50,000,000 and an integral multiple of €5,000,000.

8.9	Automatic cancellation

The Revolving Credit Commitments and Term Loan Commitments of each Lender will be automatically cancelled at the close of business on the last day of the relevant Availability Period.

8.10	Voluntary cancellation

(a)	A Borrower may, by giving not less than 3 Business Days’ prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)	Partial cancellation of the Total Commitments must be in a minimum amount of €50,000,000 and an integral multiple of €5,000,000.

(c)	Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

8.11	Involuntary prepayment and cancellation

(a)	If a Borrower is, or will be, required to pay to a Lender or to a tax authority:

(i)	a Tax Payment;

(ii)	an Increased Cost; or

(iii)	any amount under paragraph 3 of Schedule 4 (Calculation of Mandatory Cost),

that Borrower may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)	After notification under paragraph (a) above:

(i)	each relevant Borrower must repay or prepay that Lender’s share in each Loan made to it on the date specified in paragraph (c) below; and

(ii)	the Commitments of that Lender will be immediately cancelled.

(c)	The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)	the last day of the current Term for that Loan; or

(ii)	if earlier, the date specified by the Borrower in its notification.

8.12	Re-borrowing of Loans

(a)	Any voluntary prepayment of a Revolving Credit Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Revolving Credit Loan may not be re-borrowed.

(b)	Any prepayment of a Term Loan may not be re-borrowed.

8.13	Miscellaneous provisions

(a)	Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)	The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(f)	A reference in this Clause to the permanent cancellation of a Commitment shall mean that:

(i)	the Commitment for that Facility shall be reduced by that amount (but not below zero); and

(ii)	the Company must ensure that the Loans under that Facility do not exceed the Commitments under that Facility as so reduced.

9.	INTEREST

9.1	Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a)	Margin;

(b)	EURIBOR (in the case of Loans denominated in euro) or LIBOR (in the case of Loans denominated in an Optional Currency); and

(c)	Mandatory Cost (if any).

9.2	Payment of interest

Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

9.3	Margin adjustments

(a)	In this Subclause:

(i)	Margin Certificate is a certificate, substantially in the form of Schedule 7 (Form of Margin Certificate), setting out the Long Term Credit Rating as at the relevant date.

(ii)	The Margin shall be calculated and adjusted as required from time to time in accordance with the table below:

Long Term Credit Rating		Margin (per cent. per annum)
Moody’s	S&P/Fitch
A3 or above	A- or above	0.25
Baa1	BBB+	0.30
Baa2	BBB	0.35
Baa3	BBB-	0.425
Below Baa3	Below BBB-	0.60

(b)

The Company must give the Facility Agent a Margin Certificate within 5 Business Days after the earlier of (i) any notification to it by a Rating Agency of a change in, or the withdrawal of, its Long Term Credit Rating and (ii) such change or withdrawal being made public by the relevant Rating Agency. If the same Margin is not applicable to the Long Term Credit Ratings given by each Rating Agency that at the relevant time has given a Long Term Credit Rating, the applicable Margin will be the average of the Margins applicable to the relevant Long Term Credit Ratings given to the Company by the Rating Agencies at the relevant time, as set out in the table in sub-paragraph (a)(ii) above.

(c)	For the purpose of determining the Margin, the rating level shall be determined as of the first day of each Term, and shall be automatically adjusted, if required, in case of a rating change, on the eighth Business Day after such change has been made public by the relevant Rating Agency.

(d)	For so long as an Event of Default is outstanding or the Company has no Long Term Credit Rating from any Rating Agency, the Margin will be the highest applicable rate, being 0.60 per cent. per annum.

(e)	In the event that all of the Rating Agencies cease to exist, the Parties shall negotiate in good faith in order to agree an alternative mechanism for calculating the Margin.

9.4	Interest on overdue amounts

(a)	If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)	Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

(i)	select successive Terms of any duration of up to three months; and

(ii)	determine the appropriate Rate Fixing Day for that Term.

(c)	Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

(i)	the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)	the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

(e)	For the avoidance of doubt, the Facility Agent shall also be entitled to compound any overdue interest with the principal overdue amount in accordance with article 1154 of the Luxembourg Civil Code, in which case default interest will also be due on such compounded amount.

9.5	Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.6	Effective Global Rate

To comply with the provisions of Articles L313-4 and L313-5 of the French Monetary and Financial Code, each French Borrower (if any) (as defined in Clause 13.1 (General)) and the Lenders acknowledge that the effective global rate for each Facility cannot be calculated for the total duration of this Agreement, primarily because of the floating rate of interest and adjustable Margin applicable to the Facilities and the relevant French Borrower’s selection of the duration of each Term. However, each French Borrower will acknowledge that it has received from the Facility Agent an example of the effective global rate calculation substantially in the form set out in Schedule 11 (Form of Taux Effectif Global Letter) on the date on which such French Borrower accedes to this Agreement or, if later, immediately upon receipt of such example.

9.7	Minimum Interest

(a)	By entering into this Agreement, the Parties have assumed that the interest payable at the rate set out in this Clause 9 (Interest) is not and will not become subject to Swiss Withholding Tax.

(b)	Each Borrower acknowledges and agrees that the interest rates set out in and which are calculated in accordance with this Clause 9 (Interest) shall constitute minimum interest rates, which, if Swiss Withholding Tax should apply, shall be adjusted as follows:

Any payment of interest due by a Swiss Borrower shall be increased to an amount which (after making any deduction of Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount.

(c)	Without prejudice to the other Lenders’ rights hereunder, a Swiss Borrower is not required to make an increased payment to a Lender under paragraph (b) if, on the date on which the payment falls due, a Swiss Borrower has breached the Ten Non-Bank Regulations and/or Twenty Non-Bank Regulations directly as a result of that Lender breaching:

(i)	its obligations pursuant to Clause 2.4 (Qualification as a Swiss Qualifying Lender); or

(ii)	the requirements and limitations for transfers, assignments or sub-participations (including Sub-Participations) pursuant to Clause 29 (Changes to the Parties).

(d)	If requested by a Lender, the relevant Borrower shall provide that Lender with those documents which are required by law and applicable double taxation treaties to be provided by the payer of such tax, for the respective Lender to prepare a claim for refund of Swiss Withholding Tax.

10.	TERMS

10.1	Selection – Term Loans

(a)	Each Term Loan has successive Terms.

(b)	A Borrower must select the first Term for a Term Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Term. Each Term for a Term Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c)	If a Borrower fails to select a Term for an outstanding Term Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be one month.

(d)	Subject to the following provisions of this Clause, each Term for a Term Loan will be one, two, three or six months or any other period agreed by the relevant Borrower and the Lenders.

10.2	Selection – Revolving Credit Loans

(a)	Each Revolving Credit Loan has one Term only.

(b)	The Company must select the Term for a Revolving Credit Loan in the relevant Request.

(c)	Subject to the following provisions of this Clause, each Term for a Revolving Credit Loan will be one, two, three or six months or any other period agreed by the relevant Borrower and the Lenders.

10.3	Consolidation – Term Loans

If a Borrower so requests, a Term for a Term Loan will end on the same day as the current Term for any other Term Loan borrowed by that Borrower. On the last day of those Terms, those Term Loans will be consolidated and treated as one Term Loan.

10.4	No overrunning the Final Maturity Date

If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

10.5	Other adjustments

The Facility Agent and the Borrowers may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

10.6	Notification

The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

11.	EXTENSION OF REVOLVING CREDIT FACILITY

11.1	Definitions

In this Clause 11 (Extension of Revolving Credit Facility):

First Extended Maturity Date means the sixth anniversary of the date of this Agreement.

First Optional Extension Date means the first anniversary of the date of this Agreement.

Optional Extension Date means either of the First Optional Extension Date or the Second Optional Extension Date.

Second Extended Maturity Date means the seventh anniversary of the date of this Agreement.

Second Optional Extension Date means the second anniversary of the date of this Agreement.

11.2	Extension Request

(a)	On any date which is no earlier than 90 days and not later than 60 days prior to each Optional Extension Date, the Company may, by giving written notice to the Facility Agent to that effect (the Extension Request), request an extension of the Final Maturity Date of the Revolving Credit Facility.

(b)	The Final Maturity Date applicable to an extension proposed:

(i)	in relation to the First Optional Extension Date shall be the First Extended Maturity Date; and

(ii)	in relation to the Second Optional Extension Date shall be either the First Extended Maturity Date or the Second Extended Maturity Date.

11.3	Notification of Extension Request

The Facility Agent shall forward a copy of the Extension Request to the Lenders promptly upon receipt.

11.4	Lenders’ response to Extension Request

Each Lender shall be entitled but not obliged to agree to the Extension Request, and shall provide confirmation in writing of (i) its consent or refusal to the Extension Request, as the case may be, and (ii) in the case of its consent in relation to the Second Optional Extension Date, whether it intends to extend the Final Maturity Date in relation to its Revolving Credit Commitment to the First Extended Maturity Date (if it has not already consented to an Extension Request extending the Final Maturity Date to the First Extended Maturity Date) or to the Second Extended Maturity Date, to the Facility Agent not less than 35 days prior to the relevant Optional Extension Date (the Response Date). If a Lender does not consent to the Extension Request in writing by such date, then that Lender shall be deemed not to agree to the Extension Request.

11.5	Extension of Final Maturity Date

Subject to Clause 11.7 (Withdrawal of Extension Request):

(a)	the Final Maturity Date shall be extended from the First Maturity Date to the First Extended Maturity Date or the Second Extended Maturity Date, as the case may be, in accordance with the relevant Extension Request and, if applicable, the Lenders’ responses under Clause 11.4 (Lenders’ response to Extension Request) in respect of the entire Revolving Credit Facility if all the Lenders have confirmed in writing to the Facility Agent that they consent to such a request or in respect of the Revolving Credit Commitments of those Lenders which consent to the relevant Extension Request;

(b)

if one or more Lenders do not consent to the Extension Request delivered in relation to the First Optional Extension Date, then (i) the Revolving Credit Commitments of any such Lender shall be cancelled on the First Maturity Date and the share of such Lender’s participation in any outstanding Loans shall be payable on the First Maturity Date, (ii) those Lenders shall cease with effect from the First Maturity Date to be Lenders under this Agreement and (iii) the amount of the Revolving Credit Facility shall be reduced accordingly unless, in each case, an Extension Request is delivered in relation to the Second Optional Extension Date and any such one or more Lenders confirm in writing on or before the Response Date that they consent to such a request. In such case, the Final Maturity Date shall be extended from the First Maturity Date to the Second Extended Maturity Date, or, as the case may be, at the option of the relevant Lender, the First Extended Maturity Date in respect of the amount of Revolving Credit Commitments of those Lenders which consent to the extension of the First Maturity Date to the First Extended Maturity Date or the Second Extended Maturity Date;

(c)	if one or more Lenders which consented to the Extension Request delivered in relation to the First Optional Extension Date do not consent to the Extension Request delivered in relation to the Second Optional Extension Date, then (i) the Revolving Credit Commitments of any such Lender shall be cancelled on the First Extended Maturity Date and the share of such Lender’s participation in any outstanding Loans shall be payable on the First Extended Maturity Date, (ii) those Lenders shall cease with effect from the First Extended Maturity Date to be Lenders under this Agreement and (iii) the amount of the Revolving Credit Facility shall be reduced accordingly; and

(d)	the Company may request an extension of the Final Maturity Date in relation to the Second Optional Extension Date irrespective of whether it has made a request in relation to the First Optional Extension Date (in such case the Extension Request may be for an extension of the Final Maturity Date either to the First Extended Maturity Date or the Second Extended Maturity Date). If such a request is made and one or more Lenders confirm in writing that they do not consent to such a request, then (i) the Revolving Credit Commitments of any such Lender shall be cancelled on the First Maturity Date and the share of such Lender’s participation in any outstanding Loans shall be payable on the First Maturity Date, (ii) those Lenders shall cease with effect from the First Maturity Date to be Lenders under this Agreement and (iii) the amount of the Revolving Credit Facility shall be reduced accordingly.

For the avoidance of doubt, any Lender which does not consent to an Extension Request in relation to the First Optional Extension Date shall not be prevented from consenting to an Extension Request in relation to the Second Optional Extension Date either to the First Extended Maturity Date or to the Second Extended Maturity Date.

11.6	Notification of extension

The Facility Agent shall within three Business Days of the earlier of (i) the Response Date and (ii) the date on which it has received each Lender’s response in accordance with Clause 11.4 (Lenders’ response to extension request) notify the Company and the Lenders continuing to remain party to this Agreement of the aggregate amount of the Revolving Credit Commitments of the Lenders which do not consent to the Extension Request.

11.7	Withdrawal of Extension Request

Upon receiving a notification pursuant to Clause 11.6 (Notification of extension), the Company shall be entitled to withdraw the Extension Request provided that the Company informs the Facility Agent of the withdrawal within three Business Days of receiving such notification, in which case the Final Maturity Date of the Revolving Credit Facility will remain unchanged as if that Extension Request had not been delivered.

12.	MARKET DISRUPTION

12.1	Failure of a Reference Bank to supply a rate

If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

12.2	Market disruption

(a)	In this Clause 12 (Market disruption), each of the following events is a market disruption event:

(i)	IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon on the Rate Fixing Day; or

(ii)	the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 50 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Term.

(b)	The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)	After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)	Margin;

(ii)	rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

(iii)	Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

12.3	Alternative basis of interest or funding

(a)	If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

(b)	Any alternative basis agreed pursuant to paragraph (a) above will be, with the prior consent of all the Lenders, binding on all the Parties.

13.	TAXES

13.1	General

In this Clause 13 (Taxes):

Belgian Borrower means a Borrower that is resident in Belgium for tax purposes;

Belgian Qualifying Lender means a Lender that is a credit institution established in:

(a)	a country of the European Economic Area; or

(b)	a country with which the Kingdom of Belgium has concluded a double taxation agreement;

Dutch Borrower means a Borrower that is resident in the Netherlands for tax purposes or performs its obligations under this Agreement through an office in the Netherlands.

French Borrower means a Borrower that is resident in France for tax purposes.

French Qualifying Lender means in respect of a payment of interest due from a French Borrower, a Lender which:

(a)	has its Facility Office in France; or

(b)	is a Treaty Lender in relation to France; or

(c)	fulfils the conditions imposed by French law (subject to the completion of any necessary procedural formalities), in order for a payment not to be subject to (or as the case may be, to be exempt from) any Tax Deduction.

Luxembourg Borrower means a Borrower that is resident in Luxembourg for Corporate Income Tax (Impôt sur le revenu des collectivités) and Municipal Business Tax (Impôt commercial communal).

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Qualifying Lender means a Lender which is:

(a)	in respect of a Belgian Borrower, a Belgian Qualifying Lender;

(b)	in respect of a French Borrower, a French Qualifying Lender;

(c)	in respect of a Swiss Borrower, a Swiss Qualifying Lender;

(d)	in respect of UK Borrower, a UK Qualifying Lender; and

(e)	in respect of a Luxembourg Borrower or a Dutch Borrower, any Lender.

Taxes Act means the United Kingdom Income and Corporation Taxes Act 1988.

Tax Credit means a credit against any Tax or any relief or remission for, or repayment of, any Tax.

Treaty Lender means, in relation to Taxes imposed by a state (the Borrower State) on a payment of interest made by a Borrower to a Lender in respect of a Loan, that Lender, if that Lender:

(a)	is treated as a qualified resident of another jurisdiction (a Treaty State) for the purposes of a double taxation agreement between the Borrower State and the Treaty State which makes provision for full exemption from Tax imposed by the Borrower State on interest;

(b)	does not carry on a business in the Borrower State through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)	fulfils any other conditions which must be fulfilled under the relevant double taxation agreement by residents of that Treaty State for such residents to obtain exemption from Tax imposed on interest by the Borrower State, provided that where procedural formalities have not been completed, this shall not apply to prevent this paragraph (c) from being satisfied.

UK Borrower means a Borrower that is resident in the United Kingdom for Tax purposes.

UK Non-Bank Lender means a Lender which gives a UK Tax Confirmation in the Transfer Certificate which it executes on becoming a Party to this Agreement.

UK Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 11(2) of the Taxes Act) of that company.

UK Qualifying Lender means, in respect of a payment of interest due from a UK Borrower, a Lender which is beneficially entitled to such interest and is:

(a)	a Lender:

(i)	which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under a Finance Document; or

(ii)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;

(b)	a Lender which is:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which is required to bring into account in computing its chargeable profits (within the meaning of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account that interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company;

(c)	a Treaty Lender with respect to the United Kingdom; or

(d)	a building society (as defined for the purposes of section 477A of the Taxes Act).

Unless a contrary indication appears, in this Clause 13, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If:

(i)	a Lender is not, or ceases to be, a Qualifying Lender; or

(ii)	an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c)	Except as otherwise provided in paragraph (d) below, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed from a payment of interest on a Loan if, on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender (in respect of the relevant Borrower), but on that date that Lender is not or has ceased to be a Qualifying Lender (in respect of the relevant Borrower) other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or concession of any relevant taxing authority; or

(ii)	(A) the relevant Lender is a UK Qualifying Lender solely under subparagraph (b) of the definition of UK

   Qualifying Lender;

(B)	the Board of HM Revenue & Customs has given (and not revoked) a direction (a Direction) under section 349C of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a Party) which relates to that payment and that Lender has received from that Borrower a certified copy of that Direction; and

(C)	the payment could have been made to the Lender without any Tax Deduction in the absence of that Direction; or

(iii)	the relevant Lender is a UK Qualifying Lender solely under subparagraph (b) of the definition of UK Qualifying Lender and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority, given a UK Tax Confirmation to the relevant UK Borrower; or

(iv)	the relevant Lender is a Treaty Lender and the relevant Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below; or

(v)	a Swiss Borrower has breached the Ten Non-Bank Regulations and/or Twenty Non-Bank Regulations directly as a result of that Lender breaching, without prejudice to the other Lenders’ rights hereunder:

(A)	its obligations pursuant to Clause 2.4 (Qualification as a Swiss Qualifying Lender); or

(B)	the requirements and limitations for transfers, assignments or sub-participations (including Sub-Participations) pursuant to Clause 29 (Changes to the Parties).

(e)	If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(f)	Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(g)	A Treaty Lender and each relevant Obligor which makes a payment to which that Treaty Lender is entitled shall as soon as reasonably practicable co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(h)	A UK Non-Bank Lender which becomes a Lender on the day on which this Agreement is entered into gives a UK Tax Confirmation to the Borrower by entering into this Agreement.

(i)	A UK Non-Bank Lender shall promptly notify the Borrower and the Facility Agent if there is any change in the position from that set out in the UK Tax Confirmation.

(j)	Each Lender which becomes a Party to this Agreement after the date hereof shall state, in the Transfer Certificate which it executes on becoming a Party, which of the following categories it falls in:

(i)	not a Qualifying Lender;

(ii)	a Qualifying Lender (other than a Treaty Lender); and

(iii)	a Treaty Lender.

(k)	Where a Dutch Borrower or a Luxembourg Borrower becomes required by law to make a Tax Deduction from a payment under a Finance Document, the relevant Lender shall as soon as reasonably practicable complete any procedural formalities necessary to make a timely claim for relief under an applicable double taxation agreement between the jurisdiction in which the Lender is resident for tax purposes and, as the case may be, the Netherlands or Luxembourg, such that the Borrower in question can obtain authorisation to make the payment either without, or with a reduced, Tax Deduction.

13.3	Tax indemnity

(a)	Except as provided in paragraph (b) and/or (c) below, each relevant Borrower shall (within five Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines it will suffer or has suffered (directly or indirectly) for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	Paragraph (a) above does not apply to any loss or liability which is compensated under Clause 13.2 (Tax gross-up) or under Clause 9.7 (Minimum Interest) or would have been compensated under either of those Clauses but for an exception to the requirement to make such increased payment.

(d)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify (in writing) the relevant Borrower of the event which will give, or has given, rise to the claim.

13.4	Tax Credit

(a)	If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(i)	a Tax Credit is attributable to that Tax Payment; and

(ii)	it has obtained, used and retained that Tax Credit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been required to be made by the Obligor.

(b)	If an Obligor makes a Tax Deduction in respect of tax imposed on a payment to a Treaty Lender, and Clause 13.2 (Tax gross-up) applies to increase the amount of the payment due to that Treaty Lender from that Obligor, such Obligor shall provide the Treaty Lender with evidence of the Tax Deduction (such as a tax deduction certificate) giving all necessary details of the Tax Deduction. The Treaty Lender shall within a reasonable period following receipt of such evidence, where possible, apply to the relevant tax authority for a refund of the amount of the Tax Deduction and, within five Business Days of receipt of such amount from the tax authority in question, pay such amount to the relevant Obligor.

13.5	Stamp taxes

The Company must pay and, within five Business Days of demand, indemnify each Finance Party against documented cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such tax payable in connection with the entry into of a Transfer Certificate or an assignment arrangement in accordance with Clause 29 (Changes to Parties).

13.6	Value added taxes

(a)	All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any value added tax or any Tax of a similar nature (VAT). Subject to paragraph (b) below, if VAT is properly chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and any such Finance Party shall promptly provide an appropriate VAT invoice to such party).

(b)	If VAT is chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) in connection with a Finance Document, and any Party is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier, such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will pay to that Party an amount equal to any credit or repayment due to it (or to any other member of any group of which it is a member for VAT purposes) from the relevant tax authorities which it determines relates to the VAT chargeable on that supply.

(c)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party (acting reasonably) determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

14.	INCREASED COSTS

14.1	Increased Costs

Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of, or any change in, or any change in the official and published interpretation, administration or application of, any law or regulation; or

(b)	compliance with any law or regulation made after the date of this Agreement.

14.2	Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)	compensated for under another Clause or would have been but for an exception to that Clause;

(b)	attributable to a breach by the relevant Finance Party or its Affiliate of any law or regulation;

(c)	is attributable to a Tax Deduction required by law to be made by an Obligor;

(d)	is compensated for by the payment of the Mandatory Cost;

(e)	in respect of which the Finance Party, having determined that the particular event would give rise to a claim, has failed to make a notification pursuant to Clause 14.3 (Claims) within 1 month of the making of such determination, such determination to be made as soon as practicable after the occurrence of the particular event; or

(f)	is not attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.3	Claims

(a)	A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the Company.

(b)	Each Finance Party must, together with its claim, provide a certificate confirming the amount and basis of calculation of its Increased Cost.

15.	MITIGATION

15.1	Mitigation

(a)	Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)	any Tax Payment or Increased Cost being payable to that Finance Party;

(ii)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(iii)	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

including changing its Facility Office or transferring its rights and obligations under the Finance Documents to an Affiliate, to another Lender or its Affiliate or to another person selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Finance Party (including, if applicable, the assumption of a transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Finance Party’s participation in the outstanding Loans and all accrued interest (and any breakage costs) and fees and other amounts payable hereunder.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c)	The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause. The foregoing obligation shall be subject to receipt of a statement of account from that Finance Party setting out reasonable details of the amounts claimed together with, to the extent available, supporting invoices.

(d)	A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15.2	Conduct of business by a Finance Party

No term of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

16.	PAYMENTS

16.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

(a)	in the principal financial centre of the country of the relevant currency; or

(b)	in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

16.2	Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

16.3	Distribution

(a)	Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

(i)	in the principal financial centre of the country of the relevant currency; or

(ii)	in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)	The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)	Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

16.4	Currency

(a)	Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b)	Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)	A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)	Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(e)	Each other amount payable under the Finance Documents is payable in euro.

16.5	No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

16.6	Business Days

(a)	If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

16.7	Partial payments

(a)	If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent must, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)	This Subclause will override any appropriation made by an Obligor.

16.8	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

16.9	Payments by Swiss Borrowers

All payment obligations under this Agreement of any Swiss Borrower (if any) are several, and not joint with any other Obligor. Accordingly, all amounts paid or repaid by any Swiss Borrower under this Agreement for any purpose (including without limitation under or in connection with indemnities) shall exclusively be applied to, and in respect of, the payment obligations of such Swiss Borrower (whether for principal, interest or other amounts directly attributable to the performance or non-performance by such Swiss Borrower of its obligations under this Agreement), to the exclusion of any application of such amounts paid or repaid by such Swiss Borrower to the obligations of any other Obligor.

17.	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally, jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Guaranteed Borrower of all its obligations under the Finance Documents;

(b)	undertakes with each Finance Party that, whenever a Guaranteed Borrower does not pay any amount when due (including any grace period) under any Finance Document, that Guarantor must within three Business Days following demand by the Facility Agent pay that amount as if it were the principal obligor; and

(c)	indemnifies each Finance Party within three Business Days following demand against any duly documented loss or liability suffered by that Finance Party if any payment obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

A demand under this Clause 17.1 shall set out:

(i)	the name of the relevant Guaranteed Borrower; and

(ii)	the amount claimed under the relevant demand.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Guaranteed Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

(a)	If any discharge (whether in respect of the obligations of any Guaranteed Borrower or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

(b)	Each Finance Party may concede or compromise any claim that any payment or other disposition is liable to avoidance or restoration.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes (without limitation):

(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment (however fundamental) of a Finance Document or any other document or security; or

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Guaranteed Borrower under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any Guarantor under this Clause:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

(b)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(c)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause.

17.7	Non-competition

Unless:

(a)	all amounts which may be or become payable by the Guaranteed Borrower under the Finance Documents have been irrevocably paid in full; or

(b)	the Facility Agent otherwise directs,

no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

(i)	be subrogated to (or exercise any rights of subrogation to which it may be entitled in respect of) any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity (or exercise any right of contribution or indemnity to which it may be entitled) in respect of any payment made or moneys received on account of that Guarantor’s liability under this Clause;

(iii)	claim, rank, prove or vote as a creditor of any Guaranteed Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of the Guaranteed Borrower, or exercise any right of set-off as against the Guaranteed Borrower.

Each Guarantor must hold in trust for (and, to the extent a trust is not enforceable in a relevant jurisdiction, keep separate from its other assets in that jurisdiction) and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

Nothing in this Clause 17 (Guarantee and indemnity) shall prevent any Guarantor from claiming as a creditor of the Guaranteed Borrower or its estate solely to preserve the existence of such claim, provided that any payment or distribution received by it in connection with such claim must be held in trust for (and, to the extent a trust is not enforceable in any relevant jurisdiction, kept separate from its other assets in that jurisdiction) and immediately paid or transferred to the Facility Agent for the Finance Parties. Notwithstanding the foregoing, any such payment or distribution shall be deemed to remain due or owing as between that Guarantor and the Guaranteed Borrower.

17.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

18.	REPRESENTATIONS

18.1	Representations

The representations set out in this Clause are made by each Obligor or (if it so states) the Company to each Finance Party.

18.2	Status

(a)	It is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

18.4	Legal validity

(a)	Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

(b)	Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

18.5	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any document which is binding upon it in any material respect.

18.6	No Default or Prepayment Event

(a)	No Default or Prepayment Event is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document.

(b)	As at the date of this Agreement, no other event is outstanding which constitutes a default under any document which is binding on it or any of its Material Subsidiaries or any of its or its Material Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

18.7	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

18.8	Financial statements

(a)	As at the date of this Agreement, the Original Financial Statements fairly represent in all material respects its consolidated financial condition as at the end of, and for the year ended, 31 December 2005, except as disclosed to the contrary in those financial statements.

(b)	There has been no change in the business or consolidated financial condition of the Group having a Material Adverse Effect since 31 December 2005, except as a result of any circumstance that has been publicly announced prior to the date of this Agreement.

18.9	Litigation

As at the date of this Agreement, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which have or are reasonably likely to have a Material Adverse Effect.

18.10	Taxes on payments

As at the date of this Agreement, all amounts payable by it under the Finance Documents may be made without any Tax Deduction.

18.11	Stamp duties

As at the date of this Agreement, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

18.12	Pari Passu

Its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.13	Compliance with law

As at the date of this Agreement, it and its Subsidiaries are in compliance in all respects with all laws (including but not limited to all Environmental Laws and Environmental Permits) to which it or they are subject where failure to do so has or is reasonably likely to have a Material Adverse Effect.

18.14	Jurisdiction/governing law

(a)	Its:

(i)	irrevocable submission under this Agreement to the jurisdiction of the courts of England;

(ii)	agreement that this Agreement is governed by English law; and

(iii)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(b)	any judgment in relation to the Finance Documents obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation, subject to any applicable procedural requirements, general principles of law and limitations referred to in any legal opinion required under this Agreement.

18.15	Dutch Banking Act

If the Company is a credit institution (kredietinstelling) under the Dutch Banking Act, it is in compliance with the applicable provisions of the Dutch Banking Act and any implementing regulation, including the Dutch Exemption Regulation, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

18.16	Swiss Borrowers

(a)	No Obligor is or shall qualify itself as a bank for the purposes of Swiss Withholding Tax.

(b)	The number of persons and legal entities which are not Swiss Qualifying Lenders to which a Swiss Borrower (if any) owes interest bearing borrowed money is not more than 20 in aggregate at any time.

(c)	Each Obligor which is a Swiss Borrower is and will be in compliance with explanatory notes S-02.122.1 (4.99) and S-02.128 (1.2000) of the Swiss Federal Tax Administration (as amended, supplemented or replaced from time to time) so as to exclude any adverse impact on its obligation in respect of Swiss Withholding Tax under this Agreement.

For the purpose of this Clause 18.16, a Swiss Borrower must assume that the number of Lenders and Sub-Participants (as defined in Clause 29.2(a)) under this Agreement that are non-Swiss Qualifying Lenders will in aggregate not be less than (but will not exceed) 10 unless, to the satisfaction of the Company, such number can be exceeded without a breach of the Ten Non-Bank Regulations and the Twenty Non-Bank Regulations.

The representations set out in this Clause 18.16 shall be continuing representations throughout the term of this Agreement by the Company and:

(i)	in the case of paragraph (a), each other Obligor from time to time; and

(ii)	in the case of paragraphs (b) and (c), each Swiss Borrower from time to time.

18.17	Times for making representations

(a)	The representations set out in this Clause are made by the Company on the date of this Agreement.

(b)	Unless a representation is expressed to be given as at a specific date:

(i)	each representation is deemed to be made by each Additional Borrower and each Additional Guarantor on the date that Additional Borrower or Additional Guarantor becomes Borrower or Guarantor, as the case may be;

(ii)	each Repeating Representation is deemed to be made by each Obligor (or if it so states, the Company) on the date of each Request and the first day of each Term and on the date of each Extension Request;

(iii)	each Repeating Representation is deemed to be made by each Obligor subject to an amalgamation, demerger or merger at the time such amalgamation, merger or demerger occurs; and

(iv)	each Repeating Representation is deemed to be made by the Company and each Substitute Borrower at the time specified in Clause 29.9 (Substitute Borrower).

(c)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

19.	INFORMATION COVENANTS

19.1	Financial statements

(a)	The Company must supply to the Facility Agent in sufficient copies for all the Lenders:

(i)	its audited consolidated financial statements for each of its financial years; and

(ii)	the audited financial statements of each Obligor for each of its financial years; and

(iii)	its interim unaudited consolidated financial statements for the first half-year of each of its financial years; and

(iv)	its quarterly unaudited consolidated financial statements for each of its financial quarters.

(b)	All financial statements must be supplied as soon as they are available and:

(i)	in the case of the Company’s audited consolidated financial statements, within 120 days;

(ii)	in the case of each Obligor’s audited financial statements, within 75 days;

(iii)	in the case of the Company’s interim financial statements, within 75 days; and

(iv)	in the case of the Company’s quarterly financial statements, within 75 days,

of the end of the relevant financial period.

19.2	Form of financial statements

(a)	The Company must ensure that each set of financial statements supplied under this Agreement:

(i)	gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up; and

(ii)	is prepared in accordance with accounting principles and practices used in the Original Financial Statements or the audited consolidated financial statements of Arcelor for the year ended 31 December 2005, consistently applied.

(b)	The Company must notify the Facility Agent of any material change to the accounting principles or practices used in the preparation of its audited consolidated financial statements other than the adoption of the accounting principles and practices used in the preparation of the audited consolidated financial statements of Arcelor referred to in paragraph (a)(ii) above.

(c)	If requested by the Facility Agent, the Company must supply to the Facility Agent:

(i)	a full description of any change notified under paragraph (b) above; and

(ii)	sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

(d)	If requested by the Facility Agent, the Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Company and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e)	If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements or the audited consolidated financial statements of Arcelor referred to in paragraph (a)(ii) above.

19.3	Compliance Certificate

(a)	The Company must supply to the Facility Agent a Compliance Certificate with each set of its annual and interim financial statements sent to the Facility Agent under this Agreement.

(b)	A Compliance Certificate must be signed by two authorised signatories of the Company but without personal liability for such authorised signatories.

19.4	Information – miscellaneous

The Company must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

(a)	copies of all documents despatched by the Company to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are despatched or promptly thereafter; and

(b)	promptly on request, such further publicly available information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request, provided that such disclosure is not prohibited by any law, regulation, the rules of any relevant stock exchange or a confidentiality obligation owed to a third party, and such information is not deemed to be price sensitive information.

19.5	Notification of Prepayment Event or Default

(a)	The Company must notify the Facility Agent of any Prepayment Event, Default (and the steps, if any, being taken to remedy it) or other event or events falling within paragraphs (a) to (c) of Clause 22.5 (Cross-acceleration) where the aggregate amount of Financial Indebtedness relating to such event or events is €100,000,000 or more (or its equivalent in other currencies) promptly upon becoming aware of its occurrence.

(b)	Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

19.6	Use of websites

(a)	Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)	the Facility Agent and the Lender agree;

(ii)	the Company and the Facility Agent designate an electronic website for this purpose;

(iii)	the Company notifies the Facility Agent of the address of and password for the website; and

(iv)	the information posted is in a format agreed between the Company and the Facility Agent.

The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b)	Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)	any Lender not agreeing to receive information via the website; and

(ii)	within ten Business Days of request by any other Lender, if that Lender so requests.

(c)	The Company must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(i)	the website cannot be accessed due to a technical failure;

(ii)	the website or any information on the website is infected by any electronic virus or similar software;

(iii)	the password for the website is changed; or

(iv)	any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in sub-paragraphs (i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form until the Facility Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.

19.7	Know your customer requirements

(a)	Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

(b)	Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all applicable know your customer requirements.

20.	FINANCIAL COVENANT

20.1	Definitions

In this Clause:

Consolidated Cash and Cash Equivalents means, at any time:

(a)	cash in hand or on deposit with any acceptable bank;

(b)	certificates of deposit, maturing within one year after the relevant date of calculation, issued by an acceptable bank;

(c)	any investment in marketable obligations issued or guaranteed by the government of the United States of America, the U.K. or any Participating Member State or by an instrumentality or agency of the government of the United States of America, the U.K. or any Participating Member State;

(d)	open market commercial paper:

(i)	for which a recognised trading market exists;

(ii)	issued in the United States of America, the U.K. or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 by S&P or Fitch or P-1 by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating;

(e)	Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an acceptable bank (or any dematerialised equivalent); or

(f)	any other instrument, security or investment approved by the Majority Lenders,

in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Borrowings. For this purpose an acceptable bank is a commercial bank or trust company which has a rating of A or higher by S&P or Fitch or A2 or higher by Moody’s or a comparable rating from a nationally recognised credit rating agency for its long-term debt obligations or has been approved by the Majority Lenders.

Consolidated EBITDA means the consolidated net pre-taxation profits of the Group for a Measurement Period:

(a)	including the net pre-taxation profits of a member of the Group or business or assets acquired during that Measurement Period for the part of that Measurement Period when it was not a member of the Group and/or the business or assets were not owned by a member of the Group; but

(b)	excluding the net pre-taxation profits attributable to any member of the Group or to any business or assets sold during that Measurement Period,

and all as adjusted by:

(i)	adding back Consolidated Net Interest Payable;

(ii)	taking no account of any extraordinary item;

(iii)	excluding any amount attributable to minority interests;

(iv)	adding back depreciation and amortisation; and

(v)	taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Measurement Period.

Consolidated Interest Payable means all interest and other financing charges (whether, in each case, paid, payable or capitalised) incurred by the Group during a Measurement Period.

Consolidated Interest Receivable means all interest and other financing charges received or receivable by the Group during a Measurement Period.

Consolidated Net Interest Payable means Consolidated Interest Payable less Consolidated Interest Receivable during the relevant Measurement Period.

Consolidated Total Borrowings means, in respect of the Group, at any time the aggregate of the following (but without double counting):

(a)	the outstanding principal amount of any moneys borrowed;

(b)	the outstanding principal amount of any acceptance under any acceptance credit other than any acceptance credit that would not constitute borrowed monies under IFRS;

(c)	the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument;

(d)	the amount of any liability, being the capitalised portion of any loan, lease or hire purchase contract, which would be treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Company;

(e)	the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

(f)	the outstanding principal amount of any indebtedness (other than trade credit from a supplier on customary terms in the ordinary course of trade) arising from any deferred payment agreements where payment is deferred by more than six months, arranged primarily as a method of raising finance or financing the acquisition of an asset;

(g)	any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (c) above;

(h)	the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing (excluding any indebtedness expressly excluded under another paragraph of this definition); and

(i)	the outstanding principal amount of any indebtedness of any person of a type referred to in the above paragraphs which is the subject of a guarantee, indemnity or similar legally binding assurance against financial loss given by a member of the Group, but excluding:

(i)	any convertible or exchangeable debt which must or, at the option of the issuer, may be converted or exchanged without condition (other than the availability of sufficient authorised share capital of the issuer), prior to or upon the date any amount of principal would otherwise fall due in respect of that debt, into equity share capital or preference shares of the issuer of such debt, which in each case are not redeemable (in whole or part) on or before the Final Maturity Date in respect of the Revolving Credit Facility;

(ii)	obligations of any member of the Group arising under any form of exchangeable, convertible, option or other similar instrument issued by that member of the Group in connection with a transaction, the commercial effect of which is to effect the disposal by that member of the Group of shares or partnership or other ownership interests in any other person or entity (whether or not having a separate legal identity), provided that any such instrument may not (other than at the option of the issuer), on or prior to the Final Maturity Date in respect of the Revolving Credit Facility, give rise to an obligation to pay cash or deliver any other assets (other than the assets into which such instrument is convertible or exchangeable or deliverable on exercise of the option contained in that instrument) to the holders of such obligations (whether by acceleration on maturity or otherwise); and

(iii)	derivatives entered into in the ordinary course of business to manage currency, credit or interest rate risks.

Consolidated Total Net Borrowings means at any time Consolidated Total Borrowings less Consolidated Cash and Cash Equivalents.

Measurement Period means each period of 12 months ending on the last day of a financial half-year or a financial year of the Company.

20.2	Interpretation

(a)	Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with IFRS.

(b)	Any amount in a currency other than dollars is to be taken into account at its dollars equivalent calculated on the basis of:

(i)	the European Central Bank’s spot rate of exchange for the purchase of the relevant currency with dollars published at or about 14.15 on the day the relevant amount falls to be calculated as displayed on Reuters page “ECB37”; or

(ii)	if the amount is to be calculated on the last day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

(c)	No item must be credited or deducted more than once in any calculation under this Clause.

20.3	Financial covenant

The Company must ensure that the ratio of Consolidated Total Net Borrowings (including all Loans disbursed and outstanding) to Consolidated EBITDA is not, at the end of each Measurement Period, greater than 3.5 to 1.

21.	GENERAL COVENANTS

21.1	General

Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to Material Subsidiaries, the Company must ensure that each of its Material Subsidiaries performs that covenant.

21.2	Authorisations

Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

21.3	Repayment and cancellation of Existing Facilities

The Company must use the proceeds of the first Request under each Facility to repay and cancel in full the Existing Facilities.

21.4	Compliance with laws

Each Obligor and each Material Subsidiary must comply in all respects with all laws (including but not limited to all Environmental Laws and Environmental Permits) to which it is subject where failure to do so would have a Material Adverse Effect.

21.5	Pari passu ranking

Each Obligor must ensure that, under the laws of its jurisdiction of incorporation, its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

21.6	Negative pledge

(a)	Except as provided below, no Obligor or Material Subsidiary may create or allow to exist any Security Interest on any of its assets.

(b)	Paragraph (a) does not apply to:

(i)	any Security Interest existing over any asset of any Obligor or any Material Subsidiary as at the date of this Agreement, but only to the extent that:

(A)	the principal amount secured by any such Security Interest is not increased;

(B)	the maturity of any Financial Indebtedness secured by any such Security Interest is not extended; and

(C)	any Financial Indebtedness secured by any such Security Interest is not refinanced,

in each case after the date of this Agreement;

(ii)	any Security Interest comprising a netting or set-off arrangement entered into by any Obligor or any Material Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)	any Security Interest arising out of retention of title provisions in a supplier’s standard conditions of supply of goods where the goods in question are supplied on credit and acquired in the ordinary course of business;

(iv)	any Security Interest arising by operation of law;

(v)	any Security Interest created by or pursuant to any decision, order or injunction of any court, arbitrator or other judicial authority;

(vi)	any Security Interest on an asset, or an asset of any person, acquired by any Obligor or any Material Subsidiary after the date of this Agreement but only for the period of 12 months after the date of the acquisition and to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

(vii)	any Security Interest on the assets of any entity existing at the time such entity becomes an Obligor or Material Subsidiary but only for the period of 12 months after the date such entity becomes an Obligor or Material Subsidiary (as applicable) and provided that the principal amount secured by that Security Interest is not incurred in contemplation of such entity becoming an Obligor or Material Subsidiary (as applicable);

(viii)	any Security Interest on any assets of any entity existing at the time such entity is merged into or consolidated with any Obligor or any Material Subsidiary but only for the period of 12 months after the date of such merger or consolidation and provided that the principal amount secured by that Security Interest is not incurred in contemplation of such merger or consolidation;

(ix)	any Security Interest on a rental deposit given on leasehold premises in the ordinary course of trading;

(x)	any Security Interest entered into pursuant to a Finance Document;

(xi)	any Security Interest securing Project Finance Indebtedness, but only to the extent that the Security Interest is created on an asset of the project being financed by the relevant Project Finance Indebtedness (and/or the shares in, and/or shareholder loans to, the company conducting such project where such company has no assets other than those relating to such project);

(xii)	any hire purchase, lease or conditional sale agreement other than one which would, under the applicable generally accepted accounting principles for any Obligor or any Material Subsidiary, be treated as a finance or capital lease;

(xiii)	any Security Interest arising as a result of any sale and lease back transaction;

(xiv)	any Security Interest on receivables arising pursuant to a securitisation, factoring or like arrangement (provided that such securitisation, factoring or like arrangement is expressed to be by way of sale or subrogation on a limited or non-recourse basis);

(xv)	any Security Interest arising under clause 18 of the general terms and conditions (Algemene Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;

(xvi)	any Security Interest or right of set-off which may be imposed by an account bank under the terms of its standard account documentation;

(xvii)	any Security Interest on goods, the related documents of title and/or other related documents as security for any obligation to any bank or financial institution under any letter of credit opened in connection with the purchase of such goods, provided that such Security Interest is for a term (including renewals or extensions thereof at the option of any Obligor or any Material Subsidiary) not exceeding one year;

(xviii)	any Security Interest on an asset held in Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. as operator of the Euroclear System, or any other securities depository or any clearing house pursuant to its standard terms and procedures applicable in the ordinary course of trading;

(xix)	any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as pre-judgment security for costs or expenses where an Obligor or a Material Subsidiary is prosecuting or defending such action in the bona fide interest of such Obligor, such Material Subsidiary or the Group;

(xx)	any Security Interest created pursuant to any order of attachment, distraint, garnishee order, arrestment, adjudication or injunction or interdict restraining disposal of assets or similar legal process arising in connection with pre-judgment court proceedings where an Obligor or a Material Subsidiary is prosecuting or defending such action in the bona fide interest of such Obligor, such Material Subsidiary or the Group;

(xxi)	any Security Interest on the assets of any Obligor or any Material Subsidiary securing an amount of Financial Indebtedness of that Obligor or Material Subsidiary owed to any Obligor or Material Subsidiary (other than that Obligor or Material Subsidiary);

(xxii)	any Security Interest on any Margin Stock that exceeds 25 per cent. of the value of the total assets subject to paragraph (a) above at such time; and

(xxiii)	any Security Interest securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security Interest not allowed under the preceding sub-paragraphs) does not exceed 5 per cent. of the book value of the consolidated assets of the Group or its equivalent at any time.

21.7	Disposal of assets

(a)	Except as provided below, no Obligor or Material Subsidiary may, either in a single transaction or in a series of transactions and whether related or not, sell, lease, transfer or otherwise dispose of all or any part of its assets.

(b)	Paragraph (a) does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets (other than cash or cash equivalents) comparable or superior as to type, value and quality;

(iii)	for cash of obsolete or redundant vehicles, plant and equipment;

(iv)	of cash or Cash Equivalents (as defined in Clause 20 (Financial covenant));

(v)	which involves the discounting of bills or notes (on recourse terms) in the ordinary course of business);

(vi)	of receivables arising pursuant to a securitisation, factoring or like arrangement on non-recourse basis;

(vii)	made to any member of the Group;

(viii)	made on an arm’s length basis provided that any asset received in exchange (in the case of non-cash proceeds) supports, and (in the case of cash proceeds) any proceeds are invested in, the Group’s core business and/or the Group’s related activities including, without limitation, sale of receivables by way of securitisation, factoring or like arrangements whether on recourse or non-recourse terms and sale and leaseback transactions, in each case within one year (or committed to be invested and then actually invested within 18 months) after the relevant sale, lease, transfer or other disposal;

(ix)	made with the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders;

(x)	required by the European Commission or any other relevant competition authority;

(xi)	made in the course of selling the Dofasco group; or

(xii)	of assets not falling within subparagraphs (i) to (xi) above, where the aggregate value of the assets disposed of does not exceed 7.5 per cent. of the book value of the consolidated assets of the Group in any financial year of the Company.

21.8	Financial Indebtedness

(a)	Except as provided below, no member of the Group (other than the Company) may have outstanding or incur any Financial Indebtedness.

(b)	Paragraph (a) does not apply to:

(i)	Financial Indebtedness incurred under the Finance Documents;

(ii)	any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of the acquisition, but only for a period of 12 months from the date of the acquisition and only to the extent that the principal amount of the Financial Indebtedness has not been incurred or increased in contemplation of, or since, the acquisition;

(iii)	Financial Indebtedness owed by one member of the Group to another;

(iv)	amounts borrowed by a finance company which is a member of the Group and which are on-lent, and remain on-lent, to the Company, provided that such finance company has no material assets (including any shares in Subsidiaries or any loans to members of the Group or third parties) other than loans made to the Company;

(v)	amounts borrowed from a bank to which cash collateral (in a substantially equivalent amount) has been granted by a member of the Group in respect of the obligation of such member of the Group to repay such amounts;

(vi)	Financial Indebtedness under any forward or spot delivery foreign exchange contracts or other derivative instruments relating to currency or interest rate hedging, in each case entered into for the sole purpose of hedging in the ordinary course of trading;

(vii)	Project Finance Indebtedness;

(viii)	any Financial Indebtedness of any member of the Group that becomes an Additional Guarantor;

(ix)	any Financial Indebtedness of Arcelor Finance if it is the only Borrower in respect of all outstanding Loans at the time; or

(x)	other Financial Indebtedness, provided that the aggregate principal amount of all Financial Indebtedness covered by this subparagraph does not exceed 15 per cent. of the consolidated assets of the Group or its equivalent at any time.

21.9	Change of business

The Company must ensure that no material change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

21.10	Payment of Taxes

Each Obligor and each Material Subsidiary must pay all taxes due and payable by it, unless:

(a)	(i) payment of those Taxes is being contested in good faith; and

(ii) adequate reserves are being maintained for those Taxes;

(b)	payment of those Taxes has been specifically deferred or submitted to an alternative means of settlement or discharge by the appropriate authorities; or

(c)	failure to pay those Taxes is not reasonably likely to have a Material Adverse Effect.

21.11	Insurance

Each Obligor and each Material Subsidiary must maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies (including, for the avoidance of doubt, any of the Group’s captive insurers) against those risks and to the extent as is usual for companies carrying on the same or substantially the same business except to the extent that any failure or failures to so maintain, individually or in aggregate, would not be reasonably likely to have a Material Adverse Effect.

22.	DEFAULT

22.1	Events of Default

(a)	Each of the events set out in this Clause is an Event of Default.

(b)	In this Clause:

Material Group Member means an Obligor or a Material Subsidiary; and

Permitted Transaction means:

(i)	an intra-Group re-organisation of a Material Subsidiary on a solvent basis; or

(ii)	any other transaction agreed by the Majority Lenders.

22.2	Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

(a)	is caused by technical or administrative error; and

(b)	is remedied within three Business Days of the giving of a notice of non-payment by the Facility Agent.

22.3	Breach of other obligations

(a)	An Obligor does not comply with any other term of the Finance Documents not already referred to in Clause 22.2 (Non-payment).

(b)	No Event of Default under paragraph (a) above will occur if:

(i)	a Prepayment Event has occurred (unless following such Prepayment Event all amounts due and payable are not paid when due and payable in which case Clause 22.2 (Non-payment) shall apply); or

(ii)	the non-compliance is capable of remedy and is remedied within 30 days of the earlier of the Facility Agent giving notice of the breach to the Company and the Obligor becoming aware of the non-compliance.

22.4	Misrepresentation

A representation made or deemed to be repeated by an Obligor in any Finance Document or in any document delivered after the date of this Agreement by or on behalf of any Obligor under any Finance Document is incorrect in any material respect when made or deemed to be repeated unless the circumstances giving rise to the misrepresentation:

(a)	are capable of remedy; and

(b)	are remedied within 20 Business Days of the earlier of the Facility Agent giving notice of the breach to the Company and any Obligor becoming aware of the misrepresentation.

22.5	Cross-acceleration

Any of the following occurs in respect of a Material Group Member:

(a)	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable or extended grace period);

(b)	any of its Financial Indebtedness is declared or becomes prematurely due and payable as a result of an event of default (howsoever described); or

(c)	any Security Interest securing any of its Financial Indebtedness is enforced,

provided that no Event of Default will occur under this Clause 22.5 (Cross-acceleration) if:

(i)	the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (a) to (c) above is less than €100,000,000 (or its equivalent in other currencies); or

(ii)	any declaration, proceeding or other action by a purported creditor of the Material Group Member in connection with the relevant paragraph (a) to (c) above is frivolous or vexatious.

22.6	Insolvency

Any of the following occurs in respect of a Material Group Member:

(a)	it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

(b)	it admits its inability to pay its debts as they fall due;

(c)	by reason of actual or anticipated financial difficulties, it suspends making payments on any material portion of its debts or announces an intention to do so;

(d)	by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor(s) for the rescheduling of all or any material portion of the indebtedness of the Material Group Members; or

(e)	a moratorium is declared in respect of all or any material portion of the indebtedness of the Material Group Members.

If a moratorium occurs in respect of any Material Group Member, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

22.7	Insolvency proceedings

(a)	Except as provided below, any of the following occurs in respect of a Material Group Member:

(i)	any step is taken with a view to a moratorium or a composition, assignment, relief or similar arrangement with any of its creditors holding all or a material portion of its indebtedness;

(ii)	a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court, official receiver or any registrar for, its liquidation, winding-up, administration, dissolution or reorganisation or any such resolution is passed;

(iii)	any person presents a petition, or files documents with a court, official receiver or any registrar, for its liquidation, winding-up, administration, dissolution or reorganisation;

(iv)	an order for its liquidation, winding-up, administration, dissolution or reorganisation is made;

(v)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, interim receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(vi)	its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, interim receiver, administrative receiver, administrator or similar officer;

(vii)	a bankruptcy application is filed or an assignment is made for the general benefit of creditors; or

(viii)	any other analogous step or procedure is taken in any jurisdiction.

(b)	Paragraph (a) does not apply to:

(i)	any step or procedure which is part of a Permitted Transaction;

(ii)	petition for winding-up or a bankruptcy application, in either case, presented by a creditor, which is being contested in good faith and with due diligence and is discharged or struck out within 30 days; or

(iii)	vexatious actions which are being contested in good faith by the relevant Material Group Member, provided they do not result in the making of an order or appointment referred to in paragraph (a) above and any petition is discharged or struck out within 30 days.

22.8	Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects either:

(a)	all or substantially all of the assets of a Material Group Member; or

(b)	any asset(s) of one or more Material Group Member(s) which represents a material portion of the assets of the Group taken as a whole,

and	in each case is not discharged within 30 days.

22.9	Cessation of business

Save as otherwise permitted under the terms of this Agreement, any Material Group Member ceases to carry on business, provided that no Event of Default will occur under this Clause 22.9 (other than in respect of any cessation to carry on business by an Obligor) unless such cessation is likely to result in a Material Adverse Effect.

22.10	Repudiation

An Obligor repudiates a Finance Document.

22.11	Acceleration

(a)	If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

(i)	cancel all or any part of the Total Commitments; and/or

(ii)	declare that all or part of any amounts outstanding under the Finance Documents are:

(A)	immediately due and payable; and/or

(B)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

(b)	Any notice given under this Subclause will take effect in accordance with its terms.

23.	THE ADMINISTRATIVE PARTIES

23.1	Appointment and duties of the Facility Agent

(a)	Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)	Each Finance Party irrevocably authorises the Facility Agent to:

(i)	perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)	execute each Finance Document expressed to be executed by the Facility Agent.

(c)	The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

23.2	Role of the Arrangers

Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

23.3	No fiduciary duties

Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

23.4	Individual position of an Administrative Party

(a)	If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)	Each Administrative Party may:

(i)	carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.

23.5	Reliance

The Facility Agent may:

(a)	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)	engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(d)	act under the Finance Documents through its personnel and agents.

23.6	Majority Lenders’ instructions

(a)	The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)	The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

(d)	The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

23.7	Responsibility

(a)	No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)	No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

(c)	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)	has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

23.8	Exclusion of liability

(a)	The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)	The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	(i)		Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

	(ii	)	Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

23.9	Default

(a)	The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)	If the Facility Agent:

(i)	receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)	is aware of the non-payment of any principal or interest or any fee payable to a Finance Party (other than the Facility Agent or the Arrangers) under this Agreement,

it must promptly notify the other Finance Parties.

23.10	Information

(a)	The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	Except as provided above, the Facility Agent has no duty:

(i)	either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)	In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)	The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f)	Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

23.11	Indemnities

(a)	Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent’s gross negligence or wilful misconduct.

(b)	The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

23.12	Compliance

Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

23.13	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

(b)	Alternatively, the Facility Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders, with the consent of the Company (such consent not to be unreasonably withheld) provided that no such consent shall be required if an Event of Default is outstanding, may appoint a successor Facility Agent.

(c)	If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent, after consultation with the Company, may appoint a successor Facility Agent.

(d)	The person(s) appointing a successor Facility Agent must consult with the Company prior to the appointment.

(e)	The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f)	The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g)	Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)	The Majority Lenders may, by notice to the Facility Agent, and after consultation with the Company, require it to resign under paragraph (b) above.

23.14	Relationship with Lenders

(a)	The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)	The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

(d)	Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Calculation of the Mandatory Cost).

23.15	Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

24.	EVIDENCE AND CALCULATIONS

24.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

24.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or 365 days (if the Facility Agent determines that market practice departs from a year of 360 days). Except as otherwise specified in this Agreement, in any such calculation the first day of a period shall be included and the last day shall be excluded.

25.	FEES

25.1	Facility Agent’s fee

The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.

25.2	Arrangement fee

The Company must pay to the Facility Agent for the account of the Lenders an arrangement fee in the manner agreed in the Mandate Letter.

25.3	Upfront fee

The Company must pay to the Facility Agent for the account of the Lenders an upfront fee in the manner agreed in the Mandate Letter.

25.4	Commitment fee

(a)	The Company must pay to the Facility Agent for the account of the Lenders a commitment fee computed at the rate of 30 per cent. of the applicable Margin per annum on the undrawn, uncancelled amount of each Lender’s Revolving Credit Commitment, provided that if at any time the Long Term Credit Ratings given to the Company by two or more Rating Agencies are above BBB+/Baa1/BBB+, the rate shall be 27.5 per cent. of the applicable Margin per annum. The rate shall be automatically adjusted, in the case of a rating change, on the eighth Business Day after such change has been made public by the relevant Rating Agency.

(b)	The accrued commitment fee will be payable:

(i)	in euro on the last day of each successive period of three months which ends during the period from and including the date of this Agreement, to and including the last day of the Availability Period;

(ii)	on the last day of the Availability Period; and

(iii)	on any day on which any Lender’s Revolving Credit Commitment is cancelled in full, in relation to such Lender only,

in each case calculated by reference to the daily undrawn and uncancelled amount on the basis of the actual number of days elapsed in a 360 day year commencing on the date of this Agreement.

25.5	Utilisation fee

(a)	The Company must pay to the Facility Agent for the account of the Lenders a utilisation fee in euro computed at the rate of 0.05 per cent. per annum of the aggregate amount of the Revolving Credit Loans for each day on which the aggregate amount of the Revolving Credit Loans exceeds 50 per cent. of the Total Revolving Credit Commitments as at the date of this Agreement.

(b)	The utilisation fee is payable on the amount of each Lender’s share in the Revolving Credit Loans.

(c)	The accrued utilisation fee will be payable:

(i)	on the last day of each successive period of three months on the basis of the actual number of days elapsed in a year of 360 days during the period beginning on the date of this Agreement and ending on the Final Maturity Date; and

(ii)	on any day on which any Lender’s Revolving Credit Commitment is cancelled and its share in the Revolving Credit Loans prepaid or repaid in full, in relation to such Lender only.

26.	INDEMNITIES AND BREAK COSTS

26.1	Currency indemnity

(a)	The Company must, as an independent obligation, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs as a consequence of:

(i)	that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)	Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

26.2	Other indemnities

(a)	The Company must indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs as a consequence of:

(i)	the occurrence of any Event of Default;

(ii)	any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any amount resulting from any distribution or redistribution of any amount among the Lenders under Clause 32 (Pro rata sharing);

(iii)	funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Request but not made by reason of the operation of any provision of this Agreement (other than by reason of negligence or default by that Finance Party); or

(iv)	a Loan (or part of a Loan) not being prepaid in accordance with this Agreement.

(v)	any representation made by the Company under Clause 18.15 (Dutch Banking Act) or Clause 29.2 (Assignments and transfers by Lenders) being incorrect when made or deemed to be made. A Lender which makes a representation which is untrue in relation to its status as a Professional Market Party or its status as part of a closed circle (besloten kring) cannot make a demand under this paragraph.

The Company’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan (but excludes the Margin).

(b)	The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)	investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)	acting or relying on any notice from a Party which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

26.3	Break Costs

(a)	Each Borrower must pay to each Lender its Break Costs.

(b)	Break Costs are the amount (if any) determined by the relevant Lender by which:

(i)	the interest (excluding the Margin and any Mandatory Cost) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(ii)	the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c)	Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Subclause.

27.	EXPENSES

27.1	Initial costs

The Company must pay to each Administrative Party the amount of all documented costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents, except to the extent provided otherwise in any Fee Letter or the Mandate Letter.

27.2	Subsequent costs

The Company must pay to the Facility Agent the amount of all documented costs and expenses (including legal fees) reasonably incurred by it in connection with:

(a)	the negotiation, preparation, printing and execution of any Finance Document executed after the date of this Agreement; and

(b)	any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

27.3	Enforcement costs

The Company must pay to each Finance Party the amount of all documented costs and expenses (including legal fees) properly incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

28.	AMENDMENTS AND WAIVERS

28.1	Procedure

(a)	Except as provided in Clause 28.2 (Exceptions) and Clause 11 (Extension of Revolving Credit Facility), any term of the Finance Documents may be amended or waived in writing with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

28.2	Exceptions

(a)	An amendment or waiver which relates to:

(i)	the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)	an extension of the date of payment of any amount to a Lender under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)	an increase in, or an extension of, a Commitment or the Total Commitments;

(v)	a release of an Obligor other than in accordance with the terms of this Agreement;

(vi)	a term of a Finance Document which expressly requires the consent of each Lender;

(vii)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

(viii)	Clause 2.2 (Nature of a Finance Party’s rights and obligations) or this Clause,

may only be made with the consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(c)	A Fee Letter may be amended or waived with the agreement of each Administrative Party that is party to that Fee Letter and the Company.

28.3	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

28.4	Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

29.	CHANGES TO THE PARTIES

29.1	Assignments and transfers by Obligors

Subject to Clause 8.5 (Mandatory prepayment – amalgamation, demerger or merger) and Clause 29.9 (Substitute Borrower), no Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

29.2	Assignments and transfers by Lenders

(a)	A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer by novation any of its rights and obligations under this Agreement to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender). A Lender may, subject to the following provisions of this Subclause, at any time enter into any Sub-Participation with any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the Sub-Participant). For the avoidance of doubt, nothing in this Subclause shall restrict a Lender from entering into any derivatives transaction that is not a Sub-Participation.

(b)	Unless the Company and the Facility Agent otherwise agree, a transfer of part of a Lenders’ Commitments or the rights and obligations under this Agreement by the Existing Lender must:

(i)	be in a minimum amount of €20,000,000;

(ii)	to the extent such transfer relates to that Lender’s Term Loan Commitments, transfer that Lender’s Term Loan Commitments on a pro rata basis;

(iii)	to the extent such transfer relates to that Lender’s Revolving Credit Commitments, transfer that Lender’s Revolving Credit Commitments on a pro rata basis; and

(iv)	be evidenced by a Transfer Certificate.

(c)

The prior written consent of the Company is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender and the assignment or transfer does not result in any additional costs for any Obligor, or the assignment or transfer is made following an Event of Default which is outstanding. The consent of the Company must not be unreasonably withheld or delayed. In respect of an assignment or transfer of Revolving Credit Commitments only, it will be deemed to be reasonable for the Company not to give its consent to the assignment or transfer if, as a result of such assignment or transfer, less than 66 2/3 per cent. of the Total Revolving Credit Commitments are held by Lenders with a long term credit rating of A3 or higher by Moody’s, or its S&P or Fitch equivalent. In the event that a Lender’s long term credit rating is given a lower rating category by any one of Moody’s, S&P or Fitch as compared to one or more of such other Rating Agencies, it will be deemed reasonable for the Company to refer to the lowest such rating for the purposes of this Subclause. Any transfer or assignment not requiring the Company’s consent shall nevertheless be promptly notified to it.

(d)	The Company will be deemed to have given its consent ten Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

(e)	The Company may not withhold its consent solely because the assignment or transfer might increase the Mandatory Cost.

(f)	The Facility Agent is not obliged to execute a Transfer Certificate until it has completed all know your customer requirements to its satisfaction. The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(g)	(i) If, on the date of an assignment or transfer, it is a requirement of Dutch law that each Lender must be a Professional Market Party:

(A)	the consent of the Company is required for any assignment or transfer;

(B)	the Company’s consent must not be unreasonably withheld or delayed;

(C)	the Company will be deemed to have given its consent ten Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time because either:

I.	the proposed New Lender is not a Professional Market Party or does not form part of a closed circle (besloten kring); or

II.	the Company has reasonable grounds to believe that the proposed New Lender is not a Professional Market Party;

(D)	the New Lender must comply with the obligation set out in paragraph (ii) below; and

(E)	no assignment or transfer will be effective unless the requirements of this Subclause have been fulfilled by both the New Lender and the Company.

(ii)	On the date the assignment or transfer becomes effective the New Lender must make the representation set out in paragraph 3 of the Transfer Certificate.

(iii)	On the date that a New Lender becomes party to this Agreement as a Lender it explicitly declares and represents that it is a Professional Market Party and that it is aware that the Company may be in breach of the Dutch Banking Act if this declaration and representation is untrue.

(h)	An assignment of rights will only be effective if the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by obligations to the other Finance Parties under this Agreement equivalent to those it would have been under if it were an Original Lender.

(i)	An assignment of rights (in the sense of claims (créances)) against the Luxembourg Obligor will only be effective if the assignment is notified to the Luxembourg Obligor in accordance with article 1690 of the Luxembourg civil code (by providing it with a copy of the Transfer Certificate by registered mail together with an acknowledgement of notice).

(j)	A transfer of obligations will be effective only if either:

(i)	rights are assigned and obligations released and equivalent obligations assumed in accordance with the following provisions of this Clause; or

(ii)	the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(k)	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of €1,500.

(l)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

(m)	An assignment or transfer under this Clause does not extinguish or otherwise affect the obligations of any Obligor under the Finance Documents.

(n)	Provided no Event of Default is outstanding, the consent of the Company is required for an assignment or transfer by an Existing Lender to a New Lender, or a Sub-Participation by a Lender to a Sub-Participant, which is not a Swiss Qualifying Lender. Prior to the Company giving consent, a New Lender or Sub-Participant (as the case may be) must provide written notification to the Company as to whether or not it is a Swiss Qualifying Lender. If:

(i)	that written notification has been provided; and

(ii)	as a result of the assignment, transfer or Sub-Participation the total number of Lenders and Sub-Participants who are not Swiss Qualifying Lenders will in aggregate not at any time exceed the number of ten (10) unless, to the satisfaction of the Company, such number can be exceeded without a breach of the Ten Non-Bank Regulations and the Twenty Non-Bank Regulations,

the consent of the Company must not be unreasonably withheld or delayed, and the Company will be deemed to have given its consent 10 Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

(o)	Any Lender which enters into a Sub-Participation shall ensure that the Sub-Participant will agree in favour of the Company to abide by the rules set out in Clause 29.2(n) as if a party hereto whereby references in Clause 29.2(n) to a Lender shall for such purpose be read as references to a Sub-Participant.

(p)	A New Lender must comply with the provisions of Clause 13.2 (j) and, where it is a UK Non-Bank Lender (as defined in Clause 13.1), give a UK Tax Confirmation (as defined in Clause 13.1) to the relevant Borrower in the Transfer Certificate.

29.3	Transfer Certificates

(a)	In this Subclause:

Transfer Date means, for a Transfer Certificate, the later of:

(i)	the proposed Transfer Date specified in that Transfer Certificate;

(ii)	the date on which the Facility Agent executes that Transfer Certificate; and

a reference to an assignment including any related release and assumption.

(b)	An assignment is effected if:

(i)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)	the Facility Agent executes it.

The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)	For a transfer by assignment on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the Existing Lender’s rights expressed to be the subject of the assignment in the Transfer Certificate;

(ii)	the Existing Lender will be released from the obligations expressed to be the subject of the release in the Transfer Certificate; and

(iii)	the New Lender will become a Lender under this Agreement and will be bound by obligations equivalent to those from which the Existing Lender is released under sub paragraph (ii) above.

(e)	The Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

29.4	Limitation of responsibility of Existing Lender

(a)	Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(i)	any Finance Document or any other document; or

(ii)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)	Nothing in any Finance Document requires an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)	support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

29.5	Costs resulting from change of Lender or Facility Office

If:

(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office or has its obligations fulfilled through an Affiliate as contemplated by Clause 29.7 (Affiliates of Lender); and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

29.6	Changes to the Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must, with the consent of the Company appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

29.7	Affiliates of Lenders

(a)	Any Lender (the Principal Lender) may identify a person who may be made responsible for certain of its obligations in relation to a Loan provided that:

(i)	such person is an Affiliate or branch of the Principal Lender;

(ii)	an Affiliated Lender Participation (as defined in paragraph (b) below) by such person will not result in any additional costs for any Obligor;

(iii)	such person is a Swiss Qualifying Lender; and

(iv)	such person has acceded to this Agreement by executing an Affiliated Lender Accession Certificate.

In respect of any Principal Lender, any person so identified by the Principal Lender in accordance with this paragraph (a) shall be an Affiliated Lender.

(b)	Any Principal Lender may procure, subject to the terms of this Agreement, that its Affiliated Lender shall participate in, or be responsible for the Principal Lender’s proportion of, a Loan (an Affiliated Lender Participation), provided that such Affiliate Lender Participation will not result in any additional costs for any Obligor, and, to the extent such Principal Lender so procures, that Affiliated Lender shall be responsible for the performance or non-performance of all obligations of its Principal Lender in respect of such Affiliated Lender Participation. The Principal Lender shall remain responsible for its Commitment.

(c)	The Principal Lender shall notify the Facility Agent and the Company on or before a Loan of the identity of any relevant Affiliated Lender taking an Affiliated Lender Participation in such Loan. Such notice may be given in the Affiliated Lender Accession Certificate or on a case by case basis.

(d)	An Affiliated Lender shall not have any Commitment but shall be entitled to all rights (other than any voting rights in connection with any Finance Document which shall be deemed to remain with its Principal Lender) and obligations of, and be treated as, a Lender under the Finance Documents to the extent of its Affiliated Lender Participation.

(e)	The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Affiliated Lender Accession Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Affiliated Lender Accession Certificate without the need to obtain the consent of any other Party.

(f)	An Affiliated Lender shall immediately cease to be a Lender if it gives written notice of its wish to do so to the Facility Agent and at that time it has no outstanding Affiliated Lender Participation.

29.8	Additional Borrowers

(a)	The Company may, by giving not less than 10 Business Days prior notice to the Facility Agent, notify the Facility Agent (which must promptly notify the Lenders) of its intention to request one of its Subsidiaries to become an Additional Borrower.

(b)	If the accession of an Additional Borrower requires any Finance Party to carry out know your customer requirements in circumstances where the necessary information is not already available to it, the Company must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

(c)	If one of the Subsidiaries of the Company is to become an Additional Borrower, then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part 2 of Schedule 2 (Conditions precedent documents).

(d)	The prior consent of the Majority Lenders is required if the Additional Borrower is incorporated in a jurisdiction within the European Union other than the Netherlands, Switzerland, Luxembourg, France, Belgium or the United Kingdom. The prior consent of all the Lenders is required if the Additional Borrower is incorporated in a jurisdiction outside the European Union.

(e)	The relevant Subsidiary will become an Additional Borrower when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (c) above in form and substance reasonably satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable after being so satisfied.

(f)	Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary that the Repeating Representations and, in the case of that Subsidiary being Arcelor Finance, the Arcelor Finance Representations, are then correct.

29.9	Substitute Borrower

(a)	The Company may transfer all or any part of any outstanding Loans made to it as a Borrower under this Agreement (which shall exclude for the avoidance of doubt any of its rights and obligations under Clause 17 (Guarantee and indemnity)) to an Additional Borrower.

(b)	Each Lender hereby instructs the Facility Agent to sign any document on its behalf including, without limitation, any novation agreement, reasonably required to effect the transfer referred to in paragraph (a) (the Transfer Documentation).

(c)	Upon the execution of such Transfer Documentation:

(i)	the Company shall be released from all obligations as a Borrower in respect of the outstanding Loans specified in the relevant Transfer Documentation (the Transferred Loans) and its rights as a Borrower in respect of the Transferred Loans shall be cancelled (such obligations and rights together being the Discharged Rights and Obligations, which shall exclude for the avoidance of doubt the Company’s obligations and/or rights under Clause 17 (Guarantee and indemnity) or otherwise under this Agreement in its capacity as Company);

(ii)	the Additional Borrower shall assume obligations and/or acquire rights against the Parties which differ from the Discharged Rights and Obligations only insofar as the Additional Borrower assumed and/or acquired the same in place of the Company;

(iii)	any guarantees or indemnities under this Agreement securing the Discharged Rights and Obligations shall secure the new rights and obligations contemplated in paragraph (ii) above;

(iv)	the Additional Borrower and the Parties shall acquire the same rights and assume the same obligations between themselves under the Agreement as they would have acquired and assumed had the Additional Borrower been a Borrower under the Facility of the Transferred Loans on the date each of the Transferred Loans were made; and

(v)	the Company and the Additional Borrower will be deemed to have confirmed that the Repeating Representations are then correct and, in the case of that Additional Borrower being Arcelor Finance, the Company and the Additional Borrower will also be deemed to have confirmed that the Arcelor Finance Representations are then correct.

29.10	Resignation of a Borrower (other than the Company)

(a)	The Company may request that a Borrower (other than the Company) ceases to be a Borrower by giving to the Facility Agent a duly completed Resignation Request.

(b)	The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance, unless:

(i)	it is aware that a Default is outstanding or would result from the acceptance of the Resignation Request; or

(ii)	any amount owed by that Borrower under this Agreement is still outstanding.

(c)	The Borrower will cease to be a Borrower when the Facility Agent gives the notification referred to in paragraph (b) above. A Borrower (other than the Company) may also cease to be a Borrower in any other manner approved by the Majority Lenders.

29.11	Additional Guarantors

(a)	The Company may, by giving not less than 10 Business Days prior notice to the Facility Agent, notify the Facility Agent (which must promptly notify the Lenders) of its intention to request one of its Subsidiaries (other than a Subsidiary incorporated in Switzerland) to become an Additional Guarantor.

(b)	If the accession of an Additional Guarantor requires any Finance Party to carry out know your customer requirements in circumstances where the necessary information is not already available to it, the Company must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

(c)	If one of the Subsidiaries of the Company is to become an Additional Guarantor, then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part 3 of Schedule 2 (Conditions precedent documents).

(d)	The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (c) above in form and substance reasonably satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable after being so satisfied.

29.12	Resignation of a Guarantor (other than the Company)

(a)	The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by giving to the Facility Agent a duly completed Resignation Request.

(b)	The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance, unless:

(i)	it is aware that a Default is outstanding or would result from the acceptance of the Resignation Request; or

(ii)	any amount owed by that Guarantor under this Agreement is still outstanding.

(c)	The Guarantor will cease to be a Guarantor when the Facility Agent gives the notification referred to in paragraph (b) above. A Guarantor (other than the Company) may also cease to be a Guarantor in any other manner approved by the Majority Lenders.

30.	DISCLOSURE OF INFORMATION

(a)	Each Finance Party must keep confidential any information supplied to it in any form by or on behalf of any Obligor in connection with the Finance Documents (including, without limitation, information relating to the Group or any member of the Group supplied in such connection). However, a Finance Party is entitled to disclose information:

(i)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)	if required to do so under any law or regulation;

(iii)	to the extent considered reasonably necessary by such Finance Party to prosecute or defend any legal or arbitration proceedings relating to any of the Finance Documents or the transactions contemplated thereby;

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers;

(vi)	to the extent allowed under paragraph (b) below;

(vii)	to another Obligor; or

(viii)	with the agreement of the relevant Obligor.

(b)	A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant), but only for the purpose of such transfer, participation or other agreement:

(i)	a copy of any Finance Document; and

(ii)	any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above or on the terms of a confidentiality undertaking substantially in the recommended form of the Loan Market Association as at the date of this Agreement.

(c)	This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

(d)	Each Finance Party must take any reasonable steps required (if any):

(i)	to ensure that any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents is protected with security measures and a degree of care that would apply to that Finance Party’s own confidential information;

(ii)	to use such information only for the purpose of, or as permitted by, the Finance Documents; and

(iii)	to ensure that any person to whom that Finance Party passes any such information (unless disclosed under paragraphs (a)(iii) or (iv) of Clause 30 (Disclosure of information) acknowledges and complies with the provisions of Clause 30(a) as if that person were also bound by it.

31.	SET-OFF

Whilst an Event of Default is outstanding, a Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. That Finance Party shall promptly notify that Obligor and the Facility Agent of any such set-off and/or conversion.

32.	PRO RATA SHARING

32.1	Redistribution

If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

(a)	the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)	the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received and distributed by the Facility Agent under this Agreement; and

(c)	the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).

32.2	Effect of redistribution

(a)	The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b)	When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)	If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:

(i)	a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)	the recovering Lender has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

32.3	Exceptions

Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

(a)	it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)	it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

(i)	the recovering Lender notified the Facility Agent of those proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

33.	AGREEMENT TO AMEND

Each Lender that is also a lender under the Company’s US$3,200,000,000 Credit Facility dated 7 April 2005 agrees to amend clauses 8 (Prepayment and cancellation) (to the extent it relates to mandatory prepayments), 17 (Representations), 18 (Information covenants), 19 (Financial covenants), 20 (General covenants) and 21 (Default) of that facility agreement (the Amendment Clauses), together with related definitions and other related provisions, to conform in all material respects with the equivalent provisions of this Agreement and hereby instructs HSBC Bank plc in its capacity as facility agent under that facility agreement to sign any amendment agreement to effect any such amendments in accordance with clause 27 thereof, provided that such amendments come into effect within 60 days of the date of this Agreement (after the expiry of which the Lenders shall have no further obligation under this Clause 33).

Such agreement and instruction remains subject to each Lender’s approval of the amendment documentation with the exception of the amendments to the Amendment Clauses and related definitions which shall be considered as agreed on the date of this Agreement. The approval of each Lender of the amendment documentation shall not be unreasonably withheld or delayed and each Lender shall act in good faith.

34.	SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

35.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.	NOTICES

36.1	In writing

(a)	Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)	in person, by post or fax or any other communication approved by the Facility Agent; or

(ii)	if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

(b)	For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

36.2	Contact details

(a)	Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)	The contact details of the Company for this purpose are:

Address:	Mittal Steel Company N.V. Hofplein 20, 15th Floor 3032 AC Rotterdam The Netherlands

Fax number:	+ 31 10 217 8850 (with a copy to + 352 4792 2189 and + 33 1 7192 1005)

Attention:	Funding Department

(c)	The contact details of the Facility Agent for this purpose are:

(i)	For operational duties (such as drawdowns, interest rate fixing, interest / fee calculations and payments):

The Royal Bank of Scotland plc

Level 3

2 1/2 Devonshire Square

London EC2M 4XJ

Attention:        Loans Administration / LAU

Fax number:    + 44 20 7615 7673

(ii)	For non-operational matters (such as documentation, covenant compliance, amendments and waivers):

The Royal Bank of Scotland plc

Level 7

135 Bishopsgate

London EC2M 3UR

Attention:        Tony O’Flynn, Manager, Syndicated Loans Agency

Telephone number:    + 44 20 7085 6799

Fax number:               + 44 20 7085 4564

Email address:            Anthony.O’Flynn@rbos.com

(d)	Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

36.3	Effectiveness

(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)	if by fax, when received in legible form; and

(iv)	if by e-mail or any other electronic communication, when received in legible form.

(b)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to the Facility Agent will only be effective on actual receipt by it.

36.4	Obligors

(a)	All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)	All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)	Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(i)	to give and receive all communications under the Finance Documents;

(ii)	to supply all information concerning itself to any Finance Party; and

(iii)	to sign all documents under or in connection with the Finance Documents.

(d)	Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e)	The Facility Agent may assume that any communication made by the Company is made with the consent of each other Obligor.

37.	LANGUAGE

(a)	Any notice given in connection with a Finance Document must be in English.

(b)	Any other document provided in connection with a Finance Document must be:

(i)	in English; or

(ii)	if not in English and if required by the Facility Agent, accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

38.	GOVERNING LAW

This Agreement is governed by English law.

39.	ENFORCEMENT

39.1	Jurisdiction

(a)	The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b)	The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)	This Clause 39.1 is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

39.2	Service of process

(a)	Each Obligor irrevocably appoints Mittal Steel Company Limited, 7th Floor, Berkeley Square House, Berkeley Square, London W1J 6DA as its agent under the Finance Documents for service of process in any proceedings before the English courts.

(b)	If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms reasonably acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c)	Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause does not affect any other method of service allowed by law.

40.	WAIVER OF IMMUNITY

Each Obligor irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	for the purposes of section 13(3) of the State Immunity Act 1978, consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

41.	COMPLETE AGREEMENT

The Finance Documents contain the complete agreement between the Parties on the matters to which they are related and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL LENDERS

Name of Original Lender	Term Loan Commitment (euro)	Revolving Credit Commitment (euro)
Banco Bilbao Vizcaya Argentaria, S.A., Paris Branch	515,000,000.00	215,000,000.00

Banco Santander Central Hispano SA	515,000,000.00	215,000,000.00

BNP Paribas	515,000,000.00	215,000,000.00

CALYON	515,000,000.00	215,000,000.00

Citibank N.A., London Branch	515,000,000.00	215,000,000.00

Commerzbank Aktiengesellschaft	515,000,000.00	215,000,000.00

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.	515,000,000.00	215,000,000.00

Credit Industriel et Commercial	515,000,000.00	215,000,000.00

Deutsche Bank AG, London Branch	515,000,000.00	215,000,000.00

Fortis Bank (Nederland) N.V.	515,000,000.00	215,000,000.00

HSBC Bank plc	515,000,000.00	215,000,000.00

ING Bank N.V.	515,000,000.00	215,000,000.00

JPMorgan Chase Bank, N.A.	515,000,000.00	215,000,000.00

Natixis	515,000,000.00	215,000,000.00

The Royal Bank of Scotland plc	515,000,000.00	215,000,000.00

Société Générale	515,000,000.00	215,000,000.00

Bank Austria Creditanstalt AG	264,500,000.00	110,500,000.00

HVB Banque Luxembourg Société Anonyme	250,500,000.00	104,500,000.00

Lloyds TSB Bank plc	433,000,000.00	181,000,000.00

Name of Original Lender	Term Loan Commitment (euro)	Revolving Credit Commitment (euro)
ABN AMRO Bank N.V.	374,000,000.00	156,000,000.00

Banca Intesa SpA	374,000,000.00	156,000,000.00

Barclays Bank PLC	374,000,000.00	156,000,000.00

Dexia Banque Internationale à Luxembourg société anonyme	374,000,000.00	156,000,000.00

The Bank of Toyko-Mitsubishi UFJ, Ltd.	329,000,000.00	135,000,000.00

Caja de Ahorros y Monte de Piedad de Madrid	329,000,000.00	135,000,000.00

Goldman Sachs Credit Partners L.P.	329,000,000.00	135,000,000.00

Mizuho Corporate Bank Nederland N.V.	329,000,000.00	135,000,000.00

TOTAL	€12,000,000,000.00	€5,000,000,000.00

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED BEFORE THE FIRST REQUEST

The Company

1.	A copy of the constitutional documents of the Company including an extract of the registration of the Company in the trade register of the chamber of commerce.

2.	A copy of a resolution of the board of directors of the Company approving the terms of, and the transactions contemplated by, this Agreement.

3.	A specimen of the signature of each person authorised on behalf of the Company:

(a)	to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document; and

(b)	to sign any Request.

4.	A certificate of an authorised signatory of the Company:

(a)	confirming that utilising the Total Commitments in full and giving the guarantee under Clause 17 (Guarantee and Indemnity) would not breach any borrowing, guaranteeing or other limit binding on it; and

(b)	certifying that each copy document specified in Part 1 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

5.	Evidence that the agent of the Company under the Finance Documents for service of process in England has accepted its appointment.

Legal opinions

6.	A legal opinion of Linklaters, legal advisers in England to the Facility Agent, addressed to the Finance Parties.

7.	A legal opinion of Linklaters, legal advisers in the Netherlands to the Facility Agent, addressed to the Finance Parties.

Other documents and evidence

8.	Evidence that all fees and expenses then due and payable from the Company under the Finance Documents have been or will be paid by the first Utilisation Date.

9.	This Agreement and each Fee Letter, duly executed by the Company.

10.	Evidence reasonably satisfactory to the Facility Agent that all of the Existing Facilities will be repaid and cancelled in full on the date the first Loan(s) under the Facilities are made.

11.	A Compliance Certificate confirming compliance with Clause 20.3 (Financial covenant) as at the first Utilisation Date and taking into account all Loans to be made on the first Utilisation Date and based on the figures set out in the Original Financial Statements.

12.	A copy of the Original Financial Statements.

PART 2

FOR AN ADDITIONAL BORROWER

Additional Borrower

1.	An Accession Agreement, duly executed by the Company and the Additional Borrower.

2.	A copy of the constitutional documents of the Additional Borrower.

3.	A copy of a resolution of the board of directors, or any other competent corporate body, of the Additional Borrower approving the terms of, and the transactions contemplated by, the Accession Agreement.

4.	A specimen of the signature of each person authorised on behalf of the Additional Borrower to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5.	A certificate of an authorised signatory of the Additional Borrower:

(a)	confirming that utilising the Total Commitments in full would not breach any limit binding on it; and

(b)	certifying that each copy document specified in Part 2 of this Schedule is correct, complete in all material respects and in full force and effect as at a date no earlier than the date of the Accession Agreement.

6.	If available, a copy of the latest audited accounts of the Additional Borrower.

7.	In the case of an Additional Borrower incorporated in France, a certified copy of a certificate of incorporation (extrait kbis) dated no earlier than two weeks prior to the date of the Accession Agreement.

8.	In the case of an Additional Borrower incorporated in the Netherlands:

(a)	if required by the articles of association of such Additional Borrower:

(i)	a copy of a resolution of its general meeting of shareholders; and

(ii)	a copy of a resolution of its board of supervisory directors (if applicable),

approving its execution of the Accession Agreement and the terms of, and the transactions contemplated by, this Agreement; and

(b)	a copy of a concurring advice of any works council which has advisory rights in respect of the transactions contemplated in this Agreement.

9.	In the case of an Additional Borrower incorporated in Belgium, a copy of a resolution of the shareholders’ meeting of such Additional Borrower approving Clause 8.3 (Mandatory prepayment - change of control) in accordance with Article 556 of the Belgian Companies Code.

10.	In the case of an Additional Borrower incorporated in the Grand Duchy of Luxembourg:

(a)	a copy of the restated certification of incorporation; and

(b)	an up-to-date excerpt issued by the Register of Commerce.

11.	In the case of an Additional Borrower incorporated in Switzerland:

(a)	a copy of its articles of association; and

(b)	a certified copy of an excerpt from the Commercial Registry.

Legal opinions

12.	A legal opinion of legal advisers to the Facility Agent, addressed to the Finance Parties.

13.	If the Additional Borrower is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

Other documents and evidence

14.	Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

15.	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

PART 3

FOR AN ADDITIONAL GUARANTOR

Additional Guarantor

1.	An Accession Agreement, duly executed by the Company and the Additional Guarantor.

2.	A copy of the constitutional documents of the Additional Guarantor.

3.	A copy of a resolution of the board of directors, or any other competent corporate body, of the Additional Guarantor approving the terms of, and the transactions contemplated by, the Accession Agreement.

4.	A specimen of the signature of each person authorised on behalf of the Additional Guarantor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5.	A certificate of an authorised signatory of the Additional Guarantor:

(a)	confirming that guaranteeing the Total Commitments would not breach any limit binding on it; and

(b)	certifying that each copy document specified in Part 3 of this Schedule is correct, complete in all material respects and in full force and effect as at a date no earlier than the date of the Accession Agreement.

6.	If available, a copy of the latest audited accounts of the Additional Guarantor.

7.	In the case of an Additional Guarantor incorporated in the United Kingdom, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, this Agreement and the Accession Agreement.

8.	In the case of an Additional Guarantor incorporated in France, a certified copy of a certificate of incorporation (extrait kbis) dated no earlier than two weeks prior to the date of the Accession Agreement.

9.	In the case of an Additional Guarantor incorporated in the Netherlands:

(a)	if required by the articles of association of such Additional Guarantor:

(i)	a copy of a resolution of its general meeting of shareholders; and

(ii)	a copy of a resolution of its board of supervisory directors (if applicable),

approving its execution of the Accession Agreement and the terms of, and the transactions contemplated by, this Agreement; and

(b)	a copy of a concurring advice of any works council which has advisory rights in respect of the transactions contemplated in this Agreement.

10.	In the case of an Additional Guarantor incorporated in Belgium, a copy of a resolution of the shareholders’ meeting of such Additional Guarantor approving Clause 8.3 (Mandatory prepayment—change of control) in accordance with Article 556 of the Belgian Companies Code.

11.	In the case of a Additional Guarantor incorporated in the Grand Duchy of Luxembourg:

(a)	a copy of the restated certification of incorporation; and

(b)	an up-to-date excerpt issued by the Register of Commerce.

Legal opinions

12.	A legal opinion of legal advisers to the Facility Agent, addressed to the Finance Parties.

13.	If the Additional Guarantor is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

Other documents and evidence

14.	Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

15.	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

SCHEDULE 3

FORM OF REQUEST

To: [·] as Facility Agent

From: [            ]

Date:  [            ]

Mittal Steel Company N.V.—€17,000,000,000 Credit Facility Agreement dated 30 November 2006 (the Agreement)

1.	We refer to the Agreement. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request.

2.	We wish to borrow a [Term/Revolving] Loan on the following terms:

(a)	Utilisation Date: [ ]

(b)	Amount/currency: [ ]

(c)	Term: [ ].

3.	Our payment instructions are: [ ].

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.	This Request is irrevocable.

By:

[            ]

SCHEDULE 4

CALCULATION OF THE MANDATORY COST

1.	General

(a)	The Mandatory Cost is to compensate a Lender for the cost of compliance with:

(i)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces any of its functions); or

(ii)	the requirements of the European Central Bank.

(b)	The Mandatory Cost is expressed as a percentage rate per annum.

(c)	The Mandatory Cost is the weighted average (weighted in proportion to the percentage share of each Lender in the relevant Loan) of the rates for the Lenders calculated by the Facility Agent in accordance with this Schedule on the first day of a Term (or as soon as possible after then).

(d)	The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

(e)	Any determination by the Facility Agent pursuant to this Schedule will be, in the absence of manifest error, conclusive and binding on all the Parties.

2.	For a Lender lending from a Facility Office in the U.K.

(a)	The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated in accordance with the following formulae:

for a Loan in Sterling:

AB + C (B - D) + E x 0.01	percent per annum
100 (A + C)

for any other Loan:

E x 0.1	percent per annum
300

where on the day of application of the formula:

A	is the percentage of that Lender’s eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

B	is the percentage rate of LIBOR for the relevant Term;

C	is the percentage (if any) of that Lender’s eligible liabilities which the Bank of England requires it to place as an interest bearing special deposit;

D	is the percentage rate per annum payable by the Bank of England on interest bearing special deposits; and

E	is calculated by the Facility Agent as being the average of the rates of charge under the fees rules supplied by the Reference Banks to the Facility Agent under paragraph (d) below and expressed in pounds per £1 million.

(b)	For the purposes of this paragraph 2:

(i)	eligible liabilities and special deposit(s) have the meanings given to them at the time of application of the formula pursuant to the Bank of England Act 1988 or (as appropriate) by the Bank of England;

(ii)	fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook or any other law or regulation as may then be in force for the payment of fees for the acceptance of deposits;

(iii)	fee tariffs means the fee tariffs specified in the fees rules under fee-block Category A1 (Deposit acceptors) (ignoring any minimum fee or zero rated fee required pursuant to the fee rules but applying any applicable discount rate); and

(iv)	tariff base has the meaning given to it in, and will be calculated in accordance with, the fees rules.

(c)	(i) In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 x 15. A negative result obtained by subtracting D from B is taken as zero.

(ii)	Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)	If requested by the Facility Agent, each Reference Bank must, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the fees rules for that financial year of the Financial Services Authority (calculated by that Reference Bank as being the average of the fee tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1 million of the tariff base of that Reference Bank.

(e)	Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender. In particular, each Lender must supply the following information on or prior to the date on which it becomes a Lender:

(i)	the jurisdiction of its Facility Office; and

(ii)	any other information that the Facility Agent reasonably requires for that purpose.

Each Lender must promptly notify the Facility Agent of any change to the information supplied to it under this paragraph.

(f)	The percentages of each Lender for the purposes of A and C above and the rates of charge of each Reference Bank for the purpose of E above are determined by the Facility Agent based upon the information supplied to it under paragraphs (d) and (e) above. Unless a Lender notifies the Facility Agent to the contrary, the Facility Agent may assume that the Lender’s obligations in respect of cash ratio deposits and special deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the U.K.

(g)	The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender. The Facility Agent is entitled to assume that the information provided by any Lender or Reference Bank under this Schedule is true and correct in all respects.

3.	For a Lender lending from a Facility Office in a Participating Member State

(a)	The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent. This percentage rate per annum must be certified by that Lender in its notice to the Facility Agent as its reasonable determination of the cost (expressed as a percentage of that Lender’s share in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

(b)	If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.	Changes

(a)	The Facility Agent may, after consultation with the Company and the Lenders, determine and notify all the Parties of any amendment to this Schedule which is required to reflect:

(i)	any change in law or regulation; or

(ii)	any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

(b)	If the Facility Agent, after consultation with the Company, determines that the Mandatory Cost for a Lender lending from a Facility Office in the U.K. can be calculated by reference to a screen, the Facility Agent may notify all the Parties of any amendment to this Agreement which is required to reflect this.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	[·] as Facility Agent

From:	[EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:	[ ]

Mittal Steel Company N.V. – €17,000,000,000 Credit Facility Agreement

dated 30 November 2006 (the Agreement)

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

1.	In accordance with the terms of the Agreement:

(a)	the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement specified in the Schedule;

(b)	the Existing Lender is released from all its obligations under the Agreement which correspond to the Existing Lender’s rights specified in the Schedule; and

(c)	the New Lender becomes a Lender under the Agreement and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

2.	The proposed Transfer Date is [ ].

3.	On the Transfer Date, the New Lender explicitly declares and represents to the Existing Lender, the other Finance Parties and the Company that is [a Professional Market Party under the Dutch Exemption Regulation, that it therefore does not benefit from the (creditor) protection under the Dutch Banking Act for non-Professional Market Parties and that it has made its own credit appraisal of the Borrower] [exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with the Company] and that it is aware that the Company has relied on such declaration and representation. This representation is made by the New Lender at the date of this Transfer Certificate and shall be deemed repeated by the New Lender on the Transfer Date. The New Lender is aware that the Company may be in breach of the Dutch Banking Act if this declaration and representation is untrue.

4.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

5.	The New Lender explicity declares and represents to the relevant Borrower that it is [not a Qualifying Lender] [a Qualifying Lender (other than a Treaty Lender)] [a Treaty Lender].

[6.	The New Lender expressly declares and represents that the person beneficially entitled to interest payable to the New Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

(iii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 11(2) of the Taxes Act) of that company.][1]

7.	The New Lender expressly acknowledges the limitation on the Existing Lender’s obligations set out in Clause 29.4(c) (Limitation of responsibility of Existing Lender).

8.	This Transfer Certificate is governed by English law.

[1]	This paragraph 6 to be used where the New Lender is a UK Non-Bank Lender.

THE SCHEDULE

Rights and obligations to be transferred by assignment

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

For the purpose of the Dutch Banking Act, the New Lender expressly agrees (uitdrukkelijk instemmen) with the declaration and representation given by it in paragraph 3 of this Transfer Certificate.

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [            ].

[•]

as Facility Agent, for and on behalf

of each of the parties to the

Agreement (other than the Existing Lender and

the New Lender)

By:

Note:	It is the responsibility of each individual New Lender to ascertain whether any other document or formality is required to perfect the transfer contemplated by this Transfer Certificate including any interest in security.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:	[•] as Facility Agent

From:	Mittal Steel Company N.V.

Date:	[ ]

Mittal Steel Company N.V. – €17,000,000,000 Credit Facility Agreement

dated 30 November 2006 (the Agreement)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that as at [relevant testing date]:

(a)	Consolidated EBITDA was [ ];

(b)	Consolidated Total Net Borrowings are [ ]; therefore, the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA was [ ] to 1.

3.	We set out below calculations establishing the figures in paragraph 2 above:

[            ].

4.	We confirm that no Default is outstanding as at [relevant testing date].[1]

MITTAL STEEL COMPANY N.V.

By:

By:

[1]	If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

SCHEDULE 7

FORM OF MARGIN CERTIFICATE

To:	[·] as Facility Agent

From:	Mittal Steel Company N.V.

Date:	[ ]

Mittal Steel Company N.V. – €17,000,000,000 Credit Facility Agreement

dated 30 November 2006 (the Agreement)

1.	We refer to the Agreement. This is the Margin Certificate. Terms defined in the Agreement have the same meaning in this Margin Certificate unless given a different meaning in this Margin Certificate.

2.	We confirm that as at [date]:

(a)	[the long-term credit rating of the Company with [specify relevant Rating Agencies] is [ ]/[the Company has no long-term credit rating from [specify relevant Rating Agencies]][1] ; and

(b)	on the basis of the above, the applicable Margin is [ ] per cent. per annum.

MITTAL STEEL COMPANY N.V.

By:

[1]	Delete as applicable

SCHEDULE 8

FORM OF ACCESSION AGREEMENT

To: [·] as Facility Agent

From: MITTAL STEEL COMPANY N.V. and [Proposed Borrower/Guarantor]

Date: [            ]

Mittal Steel Company N.V. – €17,000,000,000 Credit Facility Agreement

dated 30 November 2006 (the Agreement)

We refer to the Agreement. This is an Accession Agreement. Terms defined in the Agreement have the same meaning in this Accession Agreement unless given a different meaning in this Accession Agreement.

[Name of company] of [address/registered office] agrees to become an Additional [Borrower/Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower/Guarantor].

[[Name of company] will be a Guaranteed Borrower for the purpose of Clause 17 (Guarantee and indemnity) of the Agreement.]4

[Name of company]’s administrative details are as follows:

Address: [ ]

Fax number: [ ]

Attention: [ ]

[This Accession Agreement is entered into by deed.]5

This Accession Agreement is governed by English law.

[4]	For an Additional Borrower, other than Arcelor Finance, only.
[5]	For an Additional Guarantor only.

[MITTAL STEEL COMPANY N.V.

By:

[PROPOSED BORROWER]

By:	][6]

[IN WITNESS whereof this deed has been executed by the parties and is intended to be and is hereby delivered on the date first before written.

MITTAL STEEL COMPANY N.V.

EXECUTED as a deed and delivered	)
on behalf of	)
MITTAL STEEL COMPANY N.V.	)
a company incorporated in the Netherlands,	)
by and ,	)
being persons who, in accordance with	)
the laws of that territory, are acting under	)
the authority of the company, in the	)
presence of:

Witness signature:

Witness name:

Witness address:

[6]	For an Additional Borrower only.

[PROPOSED GUARANTOR]

EXECUTED as a deed and delivered	)
on behalf of	)
[Proposed Guarantor]	)
a company incorporated in [•],	)
by and ,	)
being persons who, in accordance with	)
the laws of that territory, are acting under	)
the authority of the company, in the	)
presence of:

Witness signature:

Witness name:

Witness address:
][7]

[7]	For an Additional Guarantor only.

SCHEDULE 9

FORM OF RESIGNATION REQUEST

To: [·] as Facility Agent

From: MITTAL STEEL COMPANY N.V. and [relevant Borrower/Guarantor]

Date: [            ]

Mittal Steel Company N.V. – €17,000,000,000 Credit Facility Agreement

dated 30 November 2006 (the Agreement)

1.	We refer to the Agreement. This is a Resignation Request. Terms defined in the Agreement have the same meaning in this Resignation Request unless given a different meaning in this Resignation Request.

2.	We request that [resigning Borrower/Guarantor] be released from its obligations as a Borrower under the Agreement.

3.	We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4.	We confirm that as at the date of this Resignation Request no amount owed by [resigning Borrower/Guarantor] under the Agreement is outstanding.

5.	This Resignation Request is governed by English law.

MITTAL STEEL COMPANY N.V.	[Relevant Borrower/Guarantor]

By:	By:

The Facility Agent confirms that this resignation takes effect on [            ].

[·]

By:

SCHEDULE 10

FORM OF AFFILIATED LENDER ACCESSION CERTIFICATE

To: [·] as Facility Agent

cc: Mittal Steel Company N.V.

From: [·] (the Principal Lender) and [·] (the Affiliated Lender)

Date: [            ]

Mittal Steel Company N.V. – €17,000,000,000 Credit Facility Agreement

dated 30 November 2006 (the Agreement)

1.	We refer to the Agreement. This is an Affiliated Lender Accession Certificate. Terms defined in the Agreement have the same meaning in this Affiliated Lender Accession Certificate unless given a different meaning in this Affiliated Lender Accession Certificate.

2.	We refer to Clause 29.7 (Affiliates of Lenders) of the Agreement.

3.	The Principal Lender hereby identifies [Affiliated Lender] as its Affiliated Lender [for the purpose of the Loans to be made under [insert name(s) of Facilities] by any Borrower incorporated in [·]].

4.	[Affiliated Lender] hereby (i) confirms it is an Affiliate of the Principal Lender and (ii) agrees to become a party to and to be bound by the terms of the Agreement as an Affiliated Lender.

5.	The Facility Office(s) and address, fax number and attention details for notices of the Affiliated Lender for the purposes of Clause 36.2 (Contact details) of the Agreement are as follows:

[Facility Office(s):

Address:

Fax No:

Attention: ]

6.	This Affiliated Lender Accession Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Affiliated Lender Accession Certificate.

7.	This Affiliated Lender Accession Certificate is governed by English law.

[Principal Lender]	[Affiliated Lender]

By:	By:

This Affiliated Lender Accession Certificate is accepted by the Facility Agent.

[Facility Agent]

By:

SCHEDULE 11

FORM OF TAUX EFFECTIF GLOBAL LETTER

[ON THE LETTERHEAD OF THE FACILITY AGENT]

From: [•] as Facility Agent

To:    [Additional Borrower]

Date: [·]

Dear Sirs,

MITTAL STEEL COMPANY N.V. – €17,000,000,000 Credit Facility

dated 30 November 2006 (the Agreement)

We refer to the Agreement.

This is the letter setting out the applicable effective global rate (taux effectif global) referred to in the Agreement.

The applicable taux effectif global, calculated on the basis of a 365—day year, is:

•	for the Term of one month and at [LIBOR/EURIBOR] rate of [·] per cent. per annum, [TEG rate to be inserted] per cent. (which corresponds to a taux de période of [Period rate to be inserted] per cent. for a durée de période of one month;

•	for a Term of two months and at [LIBOR/EURIBOR] rate of [·] per cent. per annum, [TEG rate to be inserted] per cent. (which corresponds to a taux de période of [Period rate to be inserted] per cent. for a durée de période of two months;

•	for a Term of three months and at [LIBOR/EURIBOR] rate of [·] per cent. per annum, [TEG rate to be inserted] per cent. (which corresponds to a taux de période of [Period rate to be inserted] per cent. for a durée de période of three months; and

•	for a Term of six months and at [LIBOR/EURIBOR] rate of [·] per cent. per annum, (which corresponds to a taux de période of [Period rate to be inserted] per cent. for a durée de période of six months.

The above rates:

(a)	are given in order to comply with the provisions of Articles L.313-1, L.313-2, R.313-1 and R.313-2 of the French Consumer Code (Code de la Consommation) and L.313-4 of the French Monetary and Financial Code (Code Monétaire et Financier) and on an indicative basis and for information only;

(b)	are calculated on the basis that:

•	drawdown for the full amount of the Facility has been made in euros on [DATE];

•	the [LIBOR/EURIBOR] rate, expressed as an annual rate, is as fixed on [DATE];

•	the Margin is [·]; and

•	take into account the various fees, costs and expenses payable by you under the Agreement.

Please confirm your acceptance of the terms of this letter by signing and returning to us the enclosed copy.

Yours faithfully,

[•] as Facility Agent

We agree to the above.

By:

[Additional Borrower]

SIGNATORIES

Company

MITTAL STEEL COMPANY N.V.

By:	/s/ E.S. de Vries
E.S. DE VRIES

By:	/s/ Sudhir Maheshwari
SUDHIR MAHESHWARI

Arrangers

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ C. Sanchez Tabernero
C. SANCHEZ-TABERNERO

/s/ J.B. Eguilior
J.B. EGUILIOR

BANCO SANTANDER CENTRAL HISPANO S.A., PARIS BRANCH

By:	/s/ Alexandre de Lestapis
ALEXANDRE DE LESTAPIS

/s/ Pierre Roserot de Melin
PIERRE ROSEROT DE MELIN

BNP PARIBAS

By:	/s/ Didier Leblanc
DIDIER LEBLANC

/s/ Jean-Marie Pot
JEAN-MARIE POT

CALYON

By:	/s/ Jacques Masson
JACQUES MASSON

/s/ Jerome Bernard
JEROME BERNARD

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Romeet Shankardass
ROMEET SHANKARDASS

COMMERZBANK AKTIENGESELLSCHAFT

By:	/s/ Romeet Shankardass
ROMEET SHANKARDASS

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:	/s/ J.W. Slooten
J.W. SLOOTEN

/s/ D. Ogilvie
D. OGILVIE

CREDIT MUTUEL – CIC ACTING THROUGH CREDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Philippe Landron
PHILIPPE LANDRON

/s/ Pierre Latrobe
PIERRE LATROBE

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ S Derrick
S DERRICK

/s/ R Sedlacek
R SEDLACEK

FORTIS BANK (NEDERLAND) N.V.

By:	/s/ R.H. Van Limburg Stirum
R.H. VAN LIMBURG STIRUM

/s/ Paul B.J. Van Oorschot
PAUL B.J. VAN OORSCHOT

HSBC BANK PLC

By:	/s/ Mark Heptinstall
MARK HEPTINSTALL

ING BANK N.V.

By:	/s/ E Streng
E STRENG

/s/ P V D Bergh
P V D BERGH

J.P. MORGAN PLC

By:	/s/ M H Rutledge
M H RUTLEDGE

NATIXIS

By:	/s/ Christine Laine
CHRISTINE LAINE

/s/ Patrick Senderens
PATRICK SENDERENS

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Sean Malone
SEAN MALONE

SOCIÉTÉ GÉNÉRALE CORPORATE & INVESTMENT BANKING

By:	/s/ Jean-Marc Giraud
JEAN-MARC GIRAUD

BANK AUSTRIA CREDITANSTALT AG

By:	/s/ Thomas Klenner
THOMAS KLENNER

/s/ Paul Ionescu
PAUL IONESCU

HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME

By:	/s/ Erwin Moos
ERWIN MOOS

/s/ Robert Reidenback
ROBERT REIDENBACK

Original Lenders

For the purpose of the Dutch Banking Act,

each Original Lender expressly agrees

(uitdrukkelijk instemmen) with the

declaration and representation given by it

in Clause 2.3 (Professional Market Party).

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., PARIS BRANCH

By:	/s/ Philippe Floriat
PHILIPPE FLORIAT

/s/ George Martinez
GEORGE MARTINEZ

BANCO SANTANDER CENTRAL HISPANO SA

By:	/s/ Alexandre De Lestapis
ALEXANDRE DE LESTAPIS

/s/ Pierre Roserot De Melin
PIERRE ROSEROT DE MELIN

BNP PARIBAS

By:	/s/ Didier Leblanc
DIDIER LEBLANC

/s/ Jean-Marie Pot
JEAN-MARIE POT

CALYON

By:	/s/ Jacques Masson
JACQUES MASSON

/s/ Jerome Bernard
JEROME BERNARD

CITIBANK N.A., LONDON BRANCH

By:	/s/ Romeet Shankardass
ROMEET SHANKARDASS

COMMERZBANK AKTIENGESELLSCHAFT

By:	/s/ Romeet Shankardass
ROMEET SHANKARDASS

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:	/s/ J. W. Slooten
J. W. SLOOTEN

/s/ D. Ogilvie
D. OGILVIE

CREDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Philippe Landron
PHILIPPE LANDRON

/s/ Pierre Latrobe
PIERRE LATROBE

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ S Derrick
S DERRICK

R Sedlacek
R SEDLACEK

FORTIS BANK (NEDERLAND) N.V.

By:	/s/ R. H. Van Limburg Stirum
R. H. VAN LIMBURG STIRUM

/s/ Paul B. J. Van Oorschot
PAUL B. J. VAN OORSCHOT

HSBC BANK PLC

By:	/s/ Mark Heptinstall
MARK HEPTINSTALL

ING BANK N.V.

By:	/s/ E Streng
E STRENG

/s/ P V D Bergh
P V D BERGH

JPMORGAN CHASE BANK, N.A.

By:	/s/ M H Rutledge
M H RUTLEDGE

NATIXIS

By:	/s/ Christine Laine
CHRISTINE LAINE

/s/ Patrick Senderens
PATRICK SENDERENS

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Sean Malone
SEAN MALONE

SOCIÉTÉ GÉNÉRALE

By:	/s/ Jean-Marc Giraud
JEAN-MARC GIRAUD

BANK AUSTRIA CREDITANSTALT AG

By:	/s/ Thomas Klenner
THOMAS KLENNER

By:	/s/ Paul Ionescu
PAUL IONESCU

HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME

By:	/s/ Erwin Moos
ERWIN MOOS

/s/ Robert Reidenback
ROBERT REIDENBACK

LLOYDS TSB BANK PLC

By:	/s/ Richard Heath
RICHARD HEATH

ABN AMRO BANK N.V.

By:	/s/ W Goossens
W GOOSSENS

/s/ G De Greef
G DE GREEF

BANCA INTESA SPA

By:	/s/ Melinda Harris
MELINDA HARRIS

/s/ L. F. Wybraniec
L. F. WYBRANIEC

BARCLAYS BANK PLC

By:	/s/ Gill Clarke
GILL CLARKE

DEXIA BANQUE INTERNATIONALE À LUXEMBOURG SOCIÉTÉ ANONYME

By:	/s/ Marc Schronen
MARC SCHRONEN

/s/ Charles Gosselin
CHARLES GOSSELIN

THE BANK OF TOYKO-MITSUBISHI UFJ, LTD.

By:	/s/ Andrew Trenouth
ANDREW TRENOUTH

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID

By:	/s/ N. J. FERRERAS
N. J. FERRERAS

/s/ E. Gebamanos
E. GEBAMANOS

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Luke Gillam
LUKE GILLAM

MIZUHO CORPORATE BANK NEDERLAND N.V.

By:	/s/ Romeet Shankardass
ROMEET SHANKARDASS

Facility Agent

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Sean Malone
SEAN MALONE